As filed with the Securities and Exchange Commission on July 15, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entech Solar, Inc.

(formerly known as WorldWater & Solar Technologies Corp.)

(Exact name of registrant as specified in its charter)

Delaware	8711	33-0123045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

(817) 379-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank W. Smith

Chief Executive Officer

Entech Solar, Inc.

(817) 379-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Salvo

Eric L. Silberstein

Salvo Landau Gruen and Rogers

510 Township Line Road

Blue Bell, Pennsylvania 19422

(215) 653-0110

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Transferable Common Stock Subscription Rights	(2)	(2)	(2)	$0.00
Common Stock underlying the Subscription Rights, par value $0.001 per share	[ ] shares	$[0. ]	$5,000,000(3)	$279.00

(1)	These registration rights relate to (a) transferable subscription rights to purchase shares of Entech Solar, Inc. common stock, and (b) the shares of common stock deliverable upon the exercise of the transferable subscription rights pursuant to the rights offering described in this Registration Statement on Form S-1.

(2)	The transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 15, 2009

PRELIMINARY PROSPECTUS

Entech Solar, Inc.

13301 Park Vista Boulevard

Fort Worth, Texas 76177

(817) 379-0100

Up to [            ] Shares of Common Stock

Issuable upon the Exercise of Transferable Subscription Rights at $0.[            ] per share

Entech Solar, Inc. is distributing at no charge to its stockholders, transferable subscription rights to purchase up to an aggregate of [            ] shares of our common stock, par value $.001 per share. Subscription rights will be distributed pro rata to persons who owned shares of the Company’s common stock and the Company Series D Convertible Preferred stock as of 5:00 p.m., Central Time, on July 22, 2009, the record date of this rights offering.

Each subscription right will entitle you to purchase 0.[            ] shares of Entech Solar common stock at the subscription price of $0.[            ] per share, which we refer to as the basic subscription right. Fractional shares of the Company’s common stock resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share. If you are a holder of record as of July 22, 2009, the number of shares which you may purchase appears on your transferable subscription rights certificate which is being delivered to you along with this prospectus.

If you timely exercise your basic subscription right and other stockholders do not exercise their basic subscription rights, then you will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase unsubscribed shares of our common stock at the same subscription price of $0.[            ] per share. To the extent that you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of unsubscribed shares that may be available to you, any excess subscription payments received by the subscription agent, Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), will be returned to you, without interest, as soon as practicable following the expiration of the rights offering. Funds received from subscribers in the rights offering will be held in escrow by the Subscription Agent until the rights offering is completed or canceled.

The subscription rights will expire if they are not exercised by 5:00 p.m., Central Time, on [—], 2009 unless we extend the rights offering period. Any subscription rights not exercised by the expiration date will expire worthless without any payment to the holders of those unexercised subscription rights. There is no minimum subscription amount required for consummation of this rights offering.

The Company may cancel the rights offering at any time prior to the [—], 2009 expiration of the rights offering for any reason. In the event that we cancel the rights offering, all subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

In connection with the rights offering, The Quercus Trust, our principal investor and holder of 97,734,121 shares of Entech Solar common stock (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock held by The Quercus Trust but excluding 505,044 Series D warrants), has agreed to backstop a portion of this rights offering by purchasing, on the same terms available to other shareholders, at least $2,000,000 worth of shares—$297,556 worth of shares that may not be subscribed by other shareholders through the exercise of their subscription rights plus $1,702,444 worth of shares that The Quercus Trust will have the right to purchase due to its current shareholdings in Entech Solar, for a minimum investment by The Quercus Trust of $2,000,000. Consequently, The Quercus Trust has agreed to acquire from us, at the subscription price of $0.[            ] per share, a total of up to an additional [            ] shares of common stock offered to, but not subscribed for by, other stockholders in the rights offering. The Quercus Trust’s agreement insures that the Company will receive at least $2,000,000 (before fees and expenses) from the closing of this rights offering and that the Company will sell at least [            ] shares of common stock regardless of whether any shares of our common stock are subscribed for by other stockholders. The number of shares available for sale to The Quercus Trust (above the [            ] shares that The Quercus Trust will purchase upon exercising its basic subscription rights) will depend on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges in the rights offering.

You should carefully consider whether to exercise or transfer your subscription rights prior to the [—], 2009 expiration of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise or transfer of the subscription rights.

Our common stock is quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSL.OB”. The last reported sales price of our shares of common stock on July     , 2009] was $[0.            ] per share. We intend to apply for quotation of the transferable subscription rights on the Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” beginning on or about [—], 2009, until 5:00 p.m., Central Time, on [—], 2009, the last business day prior to the scheduled expiration date of this rights offering. The shares of our common stock issued in connection with this rights offering will continue to be quoted on the Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB.”

If you have questions or need assistance about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, please contact Georgeson, Inc., which is acting as our information agent, at: Georgeson, Inc., 199 Water Street, 26th Floor, New York, NY 10038. Banks and brokerage firms, please call (212) 440-9800. All others, please call, toll-free, (888) 679-2873.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. IN ADDITION, YOUR HOLDINGS IN OUR COMPANY WILL BE DILUTED IF YOU DO NOT EXERCISE THE FULL AMOUNT OF YOUR BASIC SUBSCRIPTION RIGHTS. YOU SHOULD CAREFULLY READ THIS PROSPECTUS INCLUDING, WITHOUT LIMITATION, THE DISCUSSION OF “RISK FACTORS” BEGINNING ON PAGE 14, ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS INCLUDING, WITHOUT LIMITATION, OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, AS AMENDED BY FORM 10-K/A, AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009, AND ANY POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS IS A PART, BEFORE DETERMINING WHETHER OR NOT YOU WISH TO EXERCISE YOUR SUBSCRIPTION RIGHTS.

The date of this prospectus is July     , 2009

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and our Subscription Agent, Computershare, has not, authorized anyone to provide you with information other than that contained in this prospectus. We are not making an offer to sell these securities in any jurisdictions where the offer or sale is not permitted. The information contained in this prospectus is believed accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any exercise of the subscription rights. Our business, financial conditions, results of operations and prospects may have changed since the date of this prospectus and neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Market data and forecasts used in this prospectus and the documents included in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of such information.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Entech Solar” or the “Company”, refer to Entech Solar, Inc., either alone or together with our subsidiaries.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. These questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. The prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the common stock of the Company, and our business.

What is the rights offering?

This rights offering is a distribution, at no charge, to holders of our shares of common stock, of transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., Central Time, on July 22, 2009, the rights offering record date. Each subscription right will entitle the holder to a basic subscription right and an over-subscription privilege, which are described below. The subscription rights are transferable during the course of the subscription period which starts on the rights offering record date and ends at 5:00 p.m., Central Time, on [—], 2009, and we intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSLR.OB.” The common shares to be issued in connection with the rights offering, like our existing shares of common stock, will be traded on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB.”

Why are we conducting the rights offering?

We are conducting the rights offering to raise funds necessary to help develop and commercialize various new products and otherwise to accommodate the Company’s anticipated growth. The funds may also be used to help the Company to further develop its core business, to fund potential acquisitions, to finance working capital requirements and for general corporate purposes, including possible future acquisition opportunities. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the opportunity to limit ownership dilution from a capital raise by allowing existing stockholders the right to purchase additional shares of our common stock. There can be no assurance of the amount of dilution that a stockholder will experience or that the rights offering will be successful.

What is the basic subscription right?

Each basic subscription right gives our stockholders or transferees the opportunity to purchase 0.[            ] shares of our common stock at a subscription price of $0.[            ] per full share. Fractional shares of our common stock resulting from the exercise of the basic subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. For example, if you owned [—] shares of our common stock on the record date, you would have received [—] subscription rights and would have the right to purchase [—] shares of common stock (e.g. [—] X [—]= [—] shares) for $0. [—] per share. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

If you hold an Entech Solar stock certificate, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company (DTC) will issue one subscription right to your nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

In the event that you subscribe for all of the shares of our common stock available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any shares of our common stock that are not purchased by our other stockholders through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares you would like to purchase pursuant to your over-subscription privilege. As described below, this offering is limited to an aggregate subscription price of $5,000,000.

If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock among stockholders who over-subscribed by multiplying the number of shares requested by each stockholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges. As described above for the basic subscription right, we will not issue fractional shares through the exercise of over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the same time that you deliver payment related to your basic subscription right. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock for which you wish to subscribe.

What is the backstop commitment of The Quercus Trust?

In connection with the rights offering, The Quercus Trust, our principal investor and holder of 97,734,121 shares of our common stock (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock but excluding 505,044 Series D warrants), has agreed to backstop a portion of this rights offering by purchasing, on the same terms as other shareholders, up to $297,556 worth of shares not subscribed through the exercise of their subscription rights, in addition to the $1,702,444 worth of shares it will have the right to purchase due to its current ownership interest in Entech Solar, for a total investment by The Quercus Trust of $2,000,000. Consequently, The Quercus Trust has agreed to acquire from us, at the subscription price of $0.[            ] per share, a total of up to an additional [            ] shares of common stock offered to, but not subscribed for by, other stockholders in the rights offering. The Quercus Trust’s agreement insures that the Company will receive at least $2,000,000 (before fees and expenses) from this rights offering and the Company will sell at least [—] shares of common stock regardless of whether any shares of our common stock are subscribed for by other stockholders. The number of shares available for sale to The Quercus Trust (above the [            ] shares that The Quercus Trust will purchase upon exercising its basic subscription rights) will depend on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges in the rights offering.

Is The Quercus Trust receiving any compensation for its commitment to backstop the rights?

No. The Quercus Trust is not receiving compensation for its backup commitment.

How many shares will The Quercus Trust own after the rights offering is completed?

After the rights offering, The Quercus Trust will own between [            ] shares of our common stock and [            ] shares (in each case after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock but excluding 505,044 Series D warrants), depending on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges in the rights offering.

How was the $0.[            ] per share subscription price determined?

In determining the subscription price, the Board considered a number of factors, including: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the amount of proceeds desired, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The Board determined that the per share subscription price should be equal to    % of the last reported sales price of our common stock on The Over-the-Counter Bulletin Board on July 21, 2009, $0[.—] per share, the day before we announced to the public the record date for the rights offering. We did not receive a fairness opinion from a financial advisor in determining the subscription price and the $0.[—] per share price is not necessarily related to our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. See “The Rights Offering—Determination of Subscription Price.”

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in Entech Solar will be diluted as a result of this offering, and if you fully exercise your subscription rights, but do not exercise a certain level of your over-subscription privilege, you may experience dilution as a result of the sale of up to [            ] shares to The Quercus Trust. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors—If you do not exercise your subscription rights, your percentage ownership in Entech Solar will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the Subscription Agent must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is [—], 2009, at 5:00 p.m., Central Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the 5:00 p.m. Central Time, [—], 2009 expiration date by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration of the rights offering, we currently do not intend to do so. Our board of directors may cancel the rights offering at any time for any reason. In the event that the rights offering is canceled, all subscription payments received will be returned, without interest or deduction, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to holders of our common stock, the rights offering and all subscription rights will expire at 5:00 p.m., Central Time on [—], 2009, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer or sell my subscription rights if I do not want to purchase my shares?

Yes. The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” on or about July [—], 2009, until 5:00 p.m., Central Time, on [—], 2009, the last business day prior to the scheduled expiration date of this rights offering. As a result, you may transfer or sell all or a portion of your subscription rights if you do not want to purchase shares of our common stock. However, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no individual minimum purchase requirement in the rights offering and we are not requiring a minimum subscription to complete the rights offering.

Can the board of directors cancel, amend or extend the rights offering?

Yes. Our board of directors may decide to cancel or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, any money received from subscribing stockholders will be returned, without interest or deduction, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade; therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own tolerance for risk, assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Will our directors or executive officers participate in the rights offering?

We do not know whether any of our directors will participate in the rights offering but we anticipate that our executive officers will exercise their rights to subscribe for shares of common stock in the rights offering or they may purchase transferable rights from others. Any director or officer who subscribes for shares will pay $0.[—] per share, the same price paid by all other persons who purchase shares of our common stock in the rights offering. We have included in “Security Ownership of Certain Beneficial Owners and Management” the number of shares owned or controlled by The Quercus Trust since the co-trustee of The Quercus Trust is David Gelbaum, our Chairman of the Board of Directors.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

Yes. We will not issue shares of common stock pursuant to the exercise of basic subscription rights or over-subscription privileges to any stockholder who is required to obtain prior clearance or approval from or submit a notice to any regulatory authority to acquire, own, or control such shares if, as of the expiration date, we determine that such clearance or approval has not been satisfactorily obtained or any applicable waiting period has not expired. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscriptions by other stockholders pursuant to their subscription rights.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an Entech Solar stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to Computershare before 5:00 p.m., Central Time, on [—], 2009; and

•	deliver a properly completed and signed rights certificate to the Computershare before 5:00 p.m., Central Time, on [—], 2009.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to Entech Solar. You are solely responsible for completing delivery to Computershare of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to Computershare so that they are received by Computershare by 5:00 p.m., Central Time, on [—], 2009.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by Computershare will be returned, without interest, as soon as practicable following the expiration of the rights offering.

What form of payment is required to purchase the shares of our common stock?

As described in the rights certificate, payments submitted to the Subscription Agent must be made in full United States currency by:

•	uncertified check drawn against a U.S. bank payable to Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar);

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar); or

•	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar).

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a Rights Certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.

When will I receive my new shares?

If you purchase stock in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate representing your new shares as soon as practicable after the expiration of the rights offering. If your shares are held by your nominee, and you participate in the rights offering, you will not receive a stock certificate for your new shares. Your nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the expiration of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on our outstanding common stock?

As of June 30, 2009, we had 287,040,661 shares of Common Stock, $0.001 par value outstanding (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock but excluding

505,044 Series D warrants). The number of shares of our common stock that we will issue in this rights offering through the exercise of subscription rights will depend on the number of shares that are subscribed for in the rights offering. We anticipate that we will have a minimum of approximately [            ] and a maximum of approximately [            ] shares of common stock outstanding after consummation of the rights offering.

The issuance of shares of our common stock in connection with the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock unless you fully exercise your basic subscription right and a certain level of your over-subscription privilege.

How much will Entech Solar receive from the rights offering?

If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we expect the gross proceeds to the Company from the rights offering to be $5,000,000 less fees and expenses associated with the rights offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement and, as a result, there can be no assurance that we will sell all or any of the shares being offered to existing stockholders other than to The Quercus Trust which has agreed to purchase our common stock pursuant to a separate agreement. The Quercus Trust has agreed to acquire from us a total of [            ] shares of common stock offered but not subscribed for by the other stockholders eligible to participate in the rights offering. Therefore, unless we terminate the rights offering, the Company will receive at least $2,000,000 (before fees and expenses) and will sell at least [            ] shares of common stock regardless of whether any shares of our common stock are subscribed for by our other stockholders pursuant to their basic subscription rights. The number of shares available for sale to The Quercus Trust will depend on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges in the rights offering.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares of common stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of exercising rights?

A holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus are “forward-looking” and discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements may give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and often include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this prospectus generally. In particular, forward-looking statements include statements relating to future actions, prospective products, product approvals or product commercialization, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and other matters that may or may not be described in this prospectus generally. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.

PROSPECTUS SUMMARY

The following summary contains basic information about the Company and the rights offering. Because it is a summary, it may not contain all of the information that is important to you in connection with your decision to participate or decline participation in the rights offering. Before making a decision to exercise your subscription rights and invest in the shares of our common stock or to transfer or sell your subscription rights, you should read the entire Registration Statement carefully, including, without limitation, the sections entitled “The Rights Offering” and “Risk Factors,” all documents incorporated by reference in this prospectus including, without limitation, our annual report on form 10-K for the fiscal year ended December 31, 2008, as amended by form 10-K/A, and our quarterly report on form 10-Q for the quarter ended March 31, 2009, and any post-effective amendments to the registration statement to which this prospectus is a part, before making an investment decision.

Securities Offered	We are distributing to you, at no charge, one transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., Central Time, on July 22, 2009, the record date, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering will be $5,000,000.

Subscription Price	$0.[—] per share. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Record Date to Participate in Rights Offering	5:00 p.m., Central Time, on July 22, 2009.

Expiration Date of the Rights Offering	5:00 p.m., Central Time, on [—], 2009.

Use of Proceeds	We intend to use the proceeds for general corporate and working capital purposes.

Basic Subscription Right	Each basic subscription right will entitle you to purchase 0. [—] shares of our common stock for each share you own as of the record date at a subscription price of $0. [—] per share. Fractional shares of our common stock resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share. The number of shares that you may purchase appears on your Rights Certificate if you are a holder of record.

Over-Subscription Privilege	In the event that you purchase all of the shares of our common stock available to you pursuant to your basic subscription right, you may also choose to exercise your over-subscription privilege and subscribe for any shares of our common stock that are not purchased by our stockholders through the exercise of their basic subscription rights. The Quercus Trust, our principal shareholder, will have the right to exercise its over-subscription privilege only in the event that shares remain available under the rights offering after the Company first sells common stock to all other shareholders exercising basic subscription rights and over-subscription privileges.

Limitation of Purchase of Shares	We will not issue shares of our common stock to any stockholder who is required to obtain prior clearance or approval from or submit a notice to any state or federal regulatory authority to acquire, own, or control such shares if we determine that, as of the expiration date of the rights offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.

Transferability of Subscription Rights	The subscription rights may be sold, transferred or assigned during the subscription period. If your shares are held by a broker, custodian bank or other nominee on your behalf, you may sell your subscription rights by contacting your broker, custodian bank or other nominee through which you hold your common stock. If you are a record holder of a subscription Rights Certificate, you may transfer your subscription rights through the Subscription Agent by delivering a properly executed subscription Rights Certificate, with appropriate instructions, to the Subscription Agent. The Subscription Agent will only facilitate subdivisions, transfers or sales of subscription rights until 5:00 p.m., Central Time, on [—], 2009, three business days prior to the [—], 2009 expiration date of this rights offering. You also may choose to sell your subscription rights through a broker, custodian bank or other nominee.

We intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” beginning on or about July     , 2009, until 5:00 p.m., Central Time, on [—], the last business day prior to the scheduled expiration date of this rights offering. The deadline to sell your subscription rights is subject to extension if we extend the expiration date of this rights offering.

No Board Recommendation	Our board of directors is making no recommendation regarding your exercise of the subscription rights. We anticipate that our executive officers will participate in this rights offering. You are urged to make your own decision based on your own assessment of our business and the terms of the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Quercus Trust Commitment

The Quercus Trust has agreed to backstop a portion of this rights offering by purchasing, on the same terms as other eligible shareholders, at least $297,556 worth of shares not subscribed through the exercise of their subscription rights, in addition to the $1,702,444 worth of shares it will have the right to purchase due to its current ownership interest in Entech Solar, for a total investment by The Quercus Trust of $2,000,000. The Quercus Trust’s agreement insures that the Company will receive at least $2,000,000 (before fees and expenses) from this rights offering and the Company will sell at least [            ] shares of common stock regardless of whether any shares of our common stock are subscribed for by other stockholders.

The number of shares available for sale to The Quercus Trust (above the [            ] shares that The Quercus Trust will purchase upon exercising its basic subscription rights) will depend on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges in the rights offering. Four of the Company’s six members of our board of directors have been appointed to the Board of Directors by The Quercus Trust, including the Chairman of the Board, David Gelbaum.

No Revocation of Exercise	All exercises of subscription rights and over-subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of such rights. You should not exercise your subscription rights and over-subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $0. [—] per share.

Material U.S. Federal Income Tax Considerations.	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt of exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, transfer or lapse of the rights in light of your particular circumstances.

Extension, Cancelation and Amendment	Although we do not presently intend to do so, we have the option to extend the rights offering expiration date beyond [—], 2009. Our Board of Directors also may elect to cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. In the event that the rights offering is canceled, all subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable. We also reserve the right to amend or modify the terms of the offering at any time prior to the expiration date of the rights offering.

Procedures for Exercising Rights	To exercise your subscription rights and over-subscription rights, you must take the following steps:

•

If you hold an Entech Solar stock certificate, you may deliver payment and a properly completed Rights Certificate to Computershare, the Subscription Agent, before 5:00 p.m., Central Time, on [—], 2009. You may deliver the documents and payments by hand delivery, first class mail or courier service to Computershare Trust Company, N.A. at 250 Royall Street, Canton, MA 02021. If first class mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•

If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a Rights Certificate. You should instruct your custodian bank, broker, dealer or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Central Time, on [—], 2009.

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson, Inc.

Shares Outstanding Before the Rights Offering	287,040,661 shares of our common stock were outstanding as of June 30, 2009 (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock).

Shares Outstanding After Completion of the Rights Offering	Assuming all [ ] shares are sold in the rights offering, we expect that approximately [ ] shares of our common stock will be outstanding immediately after completion of the rights offering, including the exercise of basic subscription rights and over-subscription rights.

Fees and Expenses	We will pay the fees and expenses related to the rights offering, including the fees and expenses of the Subscription Agent and the Information Agent.

Over-the-Counter Bulletin Board	Shares of our common stock are currently quoted for trading on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB.” Shares of our common stock issued upon the exercise of the subscription rights will be quoted on the Over-the-Counter Bulletin Board under the same ticker symbol. We intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the ticker symbol “ENSLR.OB.”

Our address	Our principal executive offices are located at 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177. Our telephone number is (817) 379-0100 and our website domain address is www.entechsolar.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK

You should carefully consider the risks described below and the other information included or incorporated by reference in this prospectus including, without limitation, the information provided in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and the risks we have highlighted in other sections of this prospectus in evaluating an investment in the shares of our common stock. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and/or operating results could be materially adversely affected. In such case, the trading price and market value of our common stock could decline and you may lose part or all of your investment in our common stock. The risks and uncertainties described below include forward-looking statements and our actual results may differ from those discussed in these forward-looking statements. You should carefully read and consider these risk factors together with all of the other information included in this prospectus and all information incorporated by reference before you decide to exercise your subscription rights to purchase shares of our common stock.

Risks Related to Financing Our Operations

The Company has historically incurred losses and these losses may continue in the future.

Since 1997, the Company has not been profitable. In the three months ended March 31, 2009, we sustained losses from operating activities of $16,114,000, and our accumulated deficit as of March 31, 2009 was $124,851,000. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems and additional operating losses if we are not able to raise additional capital as needed and on acceptable terms and, in such event, our operations may be reduced or curtailed.

Due to, among other factors, our history of recurring losses and negative cash flows, our independent auditors have included an explanatory paragraph in their opinion for the year ended December 31, 2008 as to their substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Substantial doubt about our ability to continue as a going concern may have created, or may create, negative reactions to the price of the common shares of our stock and we may have a more difficult time obtaining financing.

If we are unable to raise additional capital to finance operations, our business operations will be curtailed.

Our operations have relied on external financing to fund our operations. Such financing has historically come from a combination of borrowings from, and sale of, common and convertible preferred stock to, third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating and capital costs. The sale of our stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing would likely result in the need to reduce or curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

The execution of our growth strategy is dependent upon the continued availability of third-party financing arrangements for our customers.

For many of our projects, our customers have entered into agreements to finance the power systems over an extended period of time based on energy savings generated by our solar power systems, rather than pay the full capital cost of purchasing the solar power systems up front. For these types of projects, many of our customers choose to purchase solar electricity under a power purchase agreement with a financing company that purchases the system from us. These structured finance arrangements are complex and may not be feasible in many situations. In addition, customers opting to finance a solar power system may forgo certain tax advantages associated with an outright purchase which may make this alternative less attractive for certain potential customers. If customers are unwilling or unable to finance the cost of our products, or if the parties that have historically provided this financing cease to do so, or only do so on terms that are substantially less favorable for us or these customers, our growth will be adversely affected.

The commercial success of our SolarVolt and ThermaVolt systems will depend in part on the continuing formation of financing companies and the potential revenue source they represent. In deciding whether to form and invest in financing companies, potential investors weigh a variety of considerations, including their projected return on investment. Such projections are based on current and proposed federal, state and local laws and regulations, particularly legislation and regulations relating to taxes and the promotion of alternative energy. Changes to these laws, including amendments to existing tax laws or the introduction of new tax laws, tax court rulings as well as changes in administrative guidelines, ordinances and similar rules and regulations could result in different tax consequences which may adversely affect an investor’s projected return on investment, which could have a material adverse effect on our business and results of operations.

Our projects require substantial up-front costs before any revenues will be realized.

A significant portion of our revenue is expected to be derived from projects which require significant up-front expense to us. Revenues are not realized until the projects are fully financed. Certain revenue may be realized only after project milestones are met or are completed. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver our products on a timely basis could result in the Company incurring substantial losses.

Our plans for growth may lead the Company to make acquisitions of other companies or investments in joint ventures with other companies and such acquisitions or investments could adversely affect our operating results, dilute our stockholders’ equity, or cause us to incur additional debt or assume contingent liabilities.

To grow our business and maintain our competitive position, we have acquired other companies and may in the future acquire additional companies or engage in joint ventures. Acquisitions and joint ventures involve a number of risks that could harm our business and result in the acquired business or joint venture not performing as expected, including:

•	insufficient experience with technologies and markets in which the acquired business is involved, which experience may be necessary to successfully operate and integrate the business;

•	problems relocating or integrating the acquired operations, personnel, technologies or products with the existing business and products;

•	diversion of management time and attention from other business to the acquired business or joint venture;

•	potential failure to attract or retain key technical, management, sales and other personnel for the acquired business or joint venture;

•	difficulties in retaining relationships with suppliers and customers of the acquired business, particularly where such customers or suppliers compete with us; and,

•	subsequent impairment of the acquired assets and assumption of liabilities of the acquired business.

The demand for our products and the ability to supply our products are each affected by general economic conditions and uncertainty.

Recent economic difficulties in the United States credit markets and certain international markets have led to a period of slowing economic growth or decline in some or all of the markets in which we operate. A sustained economic recovery is uncertain. A recession or even the risk of a potential recession may be sufficient reason for customers to delay, defer or cancel purchase decisions, including decisions previously made. This risk is magnified for capital goods purchases such as the solar cell products we intend to supply. Although we believe that the anticipated higher operating efficiency and lower total cost of ownership will support customers using and purchasing our equipment, lower sales could materially affect our revenues and prevent us from achieving profitable operations or from obtaining adequate additional financing. As a result, we may be forced to reduce or curtail operations.

In particular, terrorist acts and similar events, continued turmoil in the Middle East or elsewhere or war in general could all contribute further to the slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar cells and solar power systems. If an economic recovery is delayed or slows down as a result of the recent economic, political and social turmoil, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

We have benefited from available capital and historically low interest rates in recent years, as these rates have made it more attractive for our customers to use debt financing to purchase our solar power systems. Interest rates have fluctuated recently and may eventually rise, which will likely increase the cost of financing these systems and may reduce an operating company’s profits and investors’ expected returns on investment. In addition, there is currently a lack of credit available to businesses generally. These impediments to borrowing are particularly significant for direct sales to financial institutions which sell electricity to end-customers under power purchase agreements. Sales financed through power purchase agreements are highly sensitive to interest rate fluctuations and the availability of credit, and would be adversely affected by increases in interest rates or liquidity constraints. Rising interest rates may also make other alternative investments more attractive to investors and therefore lead to a decline in demand for our solar power systems, which could have a material adverse effect on our business and results of operations.

Our business is subject to foreign exchange rate fluctuations that may result in losses.

To the extent the Company determines to sell its products and services outside of the United States, our operations are subject to foreign currency exchange rate fluctuations. We may suffer losses due to adverse foreign currency exchange rate fluctuations.

Risks Related to an Investment in Our Securities

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Currently our common stock is quoted on the OTC Bulletin Board market and the trading volume developed to date is limited by the fact that many major institutional investment funds and mutual funds, as well as many individual investors, follow a policy of not investing in Bulletin Board stocks and, moreover, certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market and is much less regulated than the major stock exchanges, and trading in our common stock is potentially subject to abuses, volatilities and shorting.

In addition, there has been a limited public market for our common stock, and an active trading market for our common stock may not develop. As a result, this could reduce our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

No dividends have been paid by the Company.

We have never paid, nor do we currently anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

Delaware law and our charter may inhibit a takeover of our Company that stockholders may consider favorable.

Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our Company, even if such a transaction would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

We are authorized to issue “blank check” preferred stock, which can be issued without stockholder approval and may adversely affect the rights of holders of our common stock.

We are authorized to issue 10,000,000 shares of preferred stock and 5,503,968 preferred shares are currently issued and outstanding. The Board of Directors is authorized under our Certificate of Incorporation, as amended, to provide for the issuance of additional shares of preferred stock by resolution, and upon filing a certificate of designations under Delaware law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend and/or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our Company and thereby prevent stockholders from receiving the maximum value for their shares.

The value of acquisitions is shown on our financial statements as of the time that the transaction is consummated. Subsequent changes in business outlook could materially and adversely affect the valuation.

The Company values acquisitions at the time the acquisition is consummated and as may be reflected in the acquisition agreement. From time to time the Company is required to re-assess the value of the acquired asset or business. Material changes in the prospects for the growth and development of the business may result in impairment charges. Such charges may be perceived negatively by investors, possibly resulting in a reduction in the Company’s stock price.

Risks Related to Management and Personnel

We are controlled by a single shareholder.

As of June 30, 2009, The Quercus Trust, our principal shareholder, beneficially owned 97,734,121 shares of our common stock, or approximately 35.2%, of our common stock (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock and the exercise of 505,044 Series D warrants). David Gelbaum, our Chairman of the Board, is the co-trustee of The Quercus Trust. Pursuant to rights available to The Quercus Trust as the holder of the Company’s Series D Convertible Preferred Stock and rights available to The Quercus Trust arising from its prior ownership of our Series F Convertible Preferred Stock (subsequently converted into common shares), The Quercus Trust appointed Messrs. Gelbaum, Anthony, Corsell, and Worenklein as members of our Board, giving The Quercus Trust majority control of the Board. The Quercus Trust currently has the ability to exert substantial influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to our Certificate of Incorporation and approval of significant corporate transactions. As long as The Quercus Trust owns such a significant percentage of our common stock and maintains majority control of the Board, our other stockholders may be unable to affect or change the management or the direction of our Company without the support of The Quercus Trust.

Our directors are not personally liable and are indemnified for breach of fiduciary duties.

Our Certificate of Incorporation, as amended, provides, as permitted by the Delaware General Corporation Law (“the DGCL”), and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions may discourage our stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL, and our directors have the opportunity to enter into indemnification agreements with the Company.

Failure to retain or attract key personnel will have a material negative impact on the sales, development and enhancement of our products.

Our future success depends, in significant part, on the continued services of key officers. The departure of a key officer could have an adverse effect on our results of operations and financial condition. The Company does not maintain key man insurance policies on its executives. Additionally, we may not be able to find an appropriate replacement for any of our key personnel. If we do not succeed in recruiting, retaining, and motivating key employees, we may be unable to meet our business plan and as a result, our stock price may decline.

Our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. The markets for many of our experienced employees including electrical, mechanical, and optical engineers are extremely competitive. The sale of our products, and the future development and enhancement of our products, will be limited if we are not successful in our efforts to recruit and retain the personnel we need.

If we fail to maintain effective internal control systems, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We have responded to the requirements of Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we rapidly grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.

Risks Related to Regulations

The reduction or elimination of government and economic incentives could cause our revenue to decline.

We believe that the growth of the market for our solar energy products and services depends in large part on the availability and size of government-generated economic incentives. At present, the cost of producing solar energy generally exceeds the price of electricity in the U.S. from traditional sources. As a result, to encourage the adoption of solar technologies, the U.S. government and numerous state governments have provided subsidies in the form of cost reductions, tax write-offs and other incentives to end users, distributors, systems integrators and manufacturers of solar power products. Reduction, elimination and/or periodic interruption of these government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in the diminished competitiveness of solar energy, and materially and adversely affect the growth of these markets and our revenues. Electric utility companies that have significant political lobbying powers may push for a change in the relevant legislation in our markets. The reduction or elimination of government subsidies and economic incentives for solar energy applications, especially those in our target markets, could cause our revenues to decline and materially and adversely affect our business, financial condition and results of operations.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products and services.

The market for electricity generation products is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, without a regulatory mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It may be difficult or expensive to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could lead to increased costs and reduced demand for our solar power products.

Risks Related to Technology

We may not be able to protect our intellectual property rights, and we inadvertently may be infringing on the intellectual property rights of others, which could result in significant expense and loss of intellectual property rights.

If a court determines that we infringed on the rights of others, we may be required to cease such infringement or pay license fees to such other parties and may be required to pay significant sums as damages to such parties. The persons or organizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non-infringing technology, or to defend claims of infringement brought against us.

We rely on the registration of patents and trademarks and trade names, as well as on trade secret laws and confidentiality agreements with our employees, vendors, and partners to protect our intellectual property rights. We may in the future need to expend significant resources to protect and enforce our intellectual property rights.

Any failure to meet the technological requirements of our customers may hinder sales of our products.

Our ability to continue to develop and market our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share, we are required to continually make advances in technology. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We may encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.

Risks Related to Manufacturing

Expansion of our manufacturing capacity has and will continue to increase our fixed costs, which increase may have a negative impact on our financial condition if demand for our products decreases.

We have recently expanded our manufacturing facilities. As we build additional facilities or add to existing facilities our fixed costs will increase. If the demand for our solar power products or our production output decreases, we may not be able to spread a significant amount of our fixed costs over the production volume, thereby increasing our per unit fixed cost, which would have a negative impact on our financial condition and results of operations.

We depend on a limited number of suppliers of components for our systems, and any delay in supply could affect our ability to fill orders.

We currently purchase parts and materials from a limited number of suppliers. We have in the past been, and may in the future be, dependent on any single supplier or group of suppliers of components for our systems and products. The inability to obtain certain components on a timely basis would limit our ability to complete projects or manufacture products in a timely manner.

As polysilicon and thin-film supplies increase, corresponding increases in the global supply of solar cells and panels may cause substantial downward pressure on the prices of our products, resulting in lower revenues and earnings.

Polysilicon is a critical raw material used to manufacture solar panels which has been in short supply until recently. Thin-film was created as a substitute to allow for the development of solar panels without polysilicon. As additional polysilicon and thin-film continue to become more available, we expect solar panel production globally to increase. Decreases in polysilicon and thin-film pricing and increases in solar panel supply could each result in substantial downward pressure on the price of solar cells and panels, including our products. Such price reductions could have a negative impact on our revenue and earnings, and materially adversely affect our business and financial condition.

We may act as the general contractor for our customers in connection with the installations of our solar power systems and will be subject to risks associated with construction, bonding, cost overruns, delays and other contingencies, which could have a material adverse effect on our business and results of operations.

We may act as the general contractor for our customers in connection with the installation of our solar power systems. If so, costs will be estimated at the time of entering into the sales contract for a particular project. To the extent possible, these costs will be reflected in the overall price that we charge our customers for the project. These cost estimates are preliminary and may or may not be covered by contracts between us or the other project developers, subcontractors, suppliers and other parties to the project. In addition, we may require qualified, licensed subcontractors to install most of our systems. Shortages of such skilled labor could significantly delay a project or otherwise increase our costs. Should miscalculations in planning a project or defective or late execution occur, we may not achieve our expected margins or cover our costs. Also, some customers may require performance bonds issued by a bonding agency. Due to the general performance risk inherent in construction activities, it has become increasingly difficult recently to secure suitable bonding agencies willing to provide performance bonding. In the event we are unable to obtain bonding, we may be unable to bid on, or enter into, sales contracts requiring such bonding.

Delays in solar panel or other supply shipments, other construction delays, unexpected performance problems in electricity generation or other events could cause us to fail to meet performance criteria, resulting in unanticipated and severe revenue and earnings losses and financial penalties. Construction delays are often caused by inclement weather, failure to timely receive necessary approvals and permits, or delays in obtaining necessary solar panels, inverters or other materials. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

The Company may enter into fixed-price contracts with customers which may result in the Company recording transactions which prove unprofitable or perform below the Company’s financial goals.

The Company may negotiate fixed-priced contracts with customers. The development and installation of technologies still in their infancy will likely make it difficult for the Company to estimate delivery times accurately or price its products and services in a profitable manner. When establishing prices for fixed-price contracts, the Company may not fully appreciate these risks. Additionally, the Company’s ability to procure a profit from fixed-price arrangements will depend in part on the availability, productivity and skill-set of the labor market as well as on third-party suppliers of raw materials and subcontractor pricing and performance.

We may be subject to unexpected warranty expense; if we are subject to warranty and product liability claims, such claims could adversely affect our business and results of operations.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products or installations. We have agreed to indemnify our customers and our distributors in some circumstances against liability from defects in our solar systems. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of our solar system products results in injury. We may be subject to warranty and product liability claims in the event that our solar power systems fail to perform as expected or if a failure of our solar power systems results, or is alleged to result, in bodily injury, property damage or other damages. Since our solar power products are electricity-producing devices, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. However, a successful warranty or product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation, any of which could also adversely affect our business and operating results.

Warranty and product liability claims may result from defects or quality issues in certain third-party technology and components incorporated into our solar power systems, over which we have no control. While our agreements with suppliers generally include warranties, such provisions may not fully compensate us for any loss associated with third-party claims caused by defects or quality issues in such products. In the event we seek recourse through warranties, we will also be dependent on the creditworthiness and continued existence of our suppliers.

Suspension of manufacturing operations may result in write downs of assets, adversely affecting our profitability.

The company recently decided to suspend manufacturing of its legacy ENTECH concentrating photovoltaic (CPV) products. This decision has resulted in a write-down of fixed assets and inventory. This decision and possible future similar decisions may result in additional write downs of assets that may adversely affect our profitability.

The Company’s success depends in part upon its ability to develop manufacturing processes consistent with producing product at high quality and high yield.

In order to successfully commercialize its technology, the Company needs to install, fit-up, and qualify custom-designed and fabricated equipment as well as commercially available equipment. Once the equipment is operational, the Company then needs to develop processes to fabricate the Entech products. Processes may encompass activities such as die attach, lead attach, encapsulation, testing, and others. These processes need to result in high yields in order to meet cost targets and with high quality to meet certification and warranty lifetime. As with any complex product, processes may interact and may have narrow or wide process latitude depending upon the product design and implementation. If the manufacturing processes cannot be developed to pre-established criteria, this may delay the introduction of new products to market or may limit the general availability of the products. In addition, delays in completing and achieving the required manufacturing processes may adversely affect product development schedules, delay contract signing and revenue recognition, and could have a material adverse effect on the business.

We will continue to be dependent on a limited number of third-party suppliers for key components for our solar systems products during the near-term, which could prevent us from delivering our products to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages and loss of market share.

In addition to our reliance on a small number of suppliers for parts and materials for solar cells and panels, we rely on third-party suppliers for other components for our solar power systems, such as inverters that convert the direct current electricity generated by solar panels into alternating current electricity usable by the customer. Some of our suppliers are sole-source vendors. These sole-source relationships place the company at high risk for failure to receive the needed components timely and may subject Entech Solar to unexpected price increases. Further, these components are often unique and second sources may not be readily available. Inability to secure such components could have a material adverse effect upon the Company’s product development schedule, revenue, and profitability and could expose the Company to liability for failing to meet customer demands.

If we fail to develop or maintain our relationships with our limited number of suppliers, we may be unable to manufacture our products in a timely or cost competitive manner, which could prevent us from making sales and delivering our products to our customers within required timeframes and we may experience order cancellation and loss of market share. To the extent the processes that our suppliers use to manufacture components are proprietary; we may be unable to obtain comparable components from alternative suppliers. The failure of a supplier to supply components in a timely manner, or to supply components that meet our quality, quantity and cost requirements, could impair our ability to manufacture our products, increase our costs as a result of locating substitute suppliers or expose the Company to potential claims from purchasers. If we cannot obtain substitute materials on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages and loss of market share, any of which could have a material adverse effect on our business and results of operations.

The Company’s products include complex solar technology which is subject to operational risks.

The Company is engaged in the development of complex solar technology for the solar energy market. The technology is susceptible to unique engineering elements that are not tested in the actual operating environment until commissioned. As a result, the Company may incur unanticipated engineering requirements which may cause it to incur additional operating, development and production expenses that have not been anticipated, as well as product shipment delays.

The Company’s success depends in part upon its ability to achieve certification of its products.

In order to successfully commercialize its technology, the Company needs to certify its products to meet a number of US and international standards. The certifications require that the products satisfy a number of safety, quality, and reliability criteria. If our current product designs and workmanship quality do not meet these criteria, then the products will need to be re-designed, if possible, in order to become compliant with the applicable standards. If the product cannot be re-designed or the Company believes that it is not cost effective to do so, then the product will not be sold widely. In addition, delays in completing and achieving the required certifications may adversely affect product development schedules, delay contract signing and revenue recognition, and could have a material adverse effect on the business.

In addition, achieving certification does not guarantee the product will meet performance or reliability requirements in actual use conditions. To the extent the certification testing fails to detect performance or reliability issues, the product may not perform as expected. If the product does not perform to performance or reliability expectations, such problems and the cost to remedy the problems could have a material adverse effect on the business.

Risks Related to Competition

Competitive conditions affecting the electricity generation business and the natural gas business may limit our growth and profitability.

Our products are expected to compete with a broad range of traditional and alternative sources of electrical and thermal energy products.

The cost of installing a solar array may be more or less than the cost of grid line extension, depending upon the extent of the grid line extension. However, the cost of generating electricity by solar power may be less expensive than the cost of electric energy purchased from the local electric utility. It should be noted that the cost of electric line extension is usually subsidized by government authorities, which can impact our ability to compete with installation costs.

The cost of installing a solar array may be more or less than the cost of installing natural gas turbines to generate electricity, depending on the amount of electricity to be generated. Whether or not the cost of generating electricity by solar power is less than the cost of natural gas generation depends substantially on the purchase price of natural gas. Natural gas prices have been volatile recently.

We expect to face intense competition from other companies producing solar energy many of whom have significantly more capital available.

Many of our competitors are likely to have far greater financial resources, more experienced marketing organizations and a greater number of employees than we do. We may not be successful in competing with these competitors for new customers or in retaining existing customers. Factors affecting competition include timely delivery of products and services, reputation, manufacturing capabilities, price, performance and dependability. Our results of operations will likely suffer if we cannot compete with larger and better-capitalized companies.

Risks Related to the Rights Offering

This rights offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The number of shares we proposed to issue and ultimately do issue if we complete the rights offering, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering.

Completion of this rights offering is not subject to us raising a minimum offering amount.

Completion of this offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital.

The future price of the shares of common stock may be less than the $0.[—] subscription price per share in the rights offering.

If you exercise your subscription rights to purchase shares of common stock in the rights offering, you may not be able to sell them later at or above the $0. [—] purchase price in the rights offering. The actual market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other solar or alternative energy stocks, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as downturns in our economy and recessions.

If you exercise your subscription rights, you commit to purchasing the shares of common stock at the designated price and may not revoke your subscription rights even if the public trading market price of such shares decreases below the subscription price.

Once you exercise your subscription rights, you may not revoke them. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Shares of our common stock are currently quoted for trading on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the ticker symbol “ENSL,” and the last reported sales price of our common stock on The Over-the-Counter Bulletin Board on July     , 2009 was $0. [— ] per share. Following the exercise of your subscription rights, you may not be able to sell your common stock at a price equal to or greater than the subscription price.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

In determining the subscription price, the Board considered a number of factors, including: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the amount of proceeds desired, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The Board determined that the per share subscription price should be equal to     % of the last reported sales price of our common stock on The Over-the-Counter Bulletin Board on July 21, 2009, $0. [—] per share, the day before we announced to the public the record date of the rights offering. We did not receive a fairness opinion from a financial advisor in determining the subscription price and the $0. [—] per share price is not necessarily related to our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. After the date of this prospectus, our shares of common stock may trade at prices below or above the subscription price.

If you do not exercise your subscription rights, your percentage ownership in Entech Solar will be diluted.

Assuming we sell the full amount of common stock issuable in connection with the rights offering, we will issue approximately [            ] additional shares of our common stock. If you choose not to exercise your subscription rights prior to the expiration of the rights offering, your relative ownership interest in our common stock will be diluted.

We may terminate the rights offering at any time without further obligation to you.

We may terminate the rights offering at our discretion prior to the expiration of the rights offering. If we terminate the rights offering, neither we nor the Subscription Agent will have any obligation to you with respect to the rights except to return any payment received by the Subscription Agent, without interest or deduction, as soon as practicable.

If you do not act promptly and follow the subscription instructions, we will reject your exercise of subscription rights.

If you desire to purchase shares in the rights offering, you must act promptly to ensure that the Subscription Agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., Central Time, on [—], 2009. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the Subscription Agent receives all required forms and payments before the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your subscription rights prior to the expiration of the rights offering, the Subscription Agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our Subscription Agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The receipt of subscription rights may be treated as a taxable distribution to you.

The distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

No prior market exists for the subscription rights.

Although we expect that the subscription rights will be traded on the National Association of Securities Dealers Over-the-Counter Bulletin Board, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. Unless indicated otherwise, the subscription rights are transferable until 5:00 p.m., Central Time, on [— ], 2009, the last business day prior to the scheduled [—], 2009 expiration date of this rights offering, at which time they will be no longer transferable. The Subscription Agent will only facilitate subdivisions or transfers of the physical subscription rights certificates until 5:00 p.m., Central Time, on [—], 2009, three business days prior to the scheduled [—], 2009 expiration date. If you wish to sell your subscription rights or the Subscription Agent tries to sell subscription rights on your behalf in accordance with the procedures discussed in this prospectus but such subscription rights cannot be sold, or if you provide the Subscription Agent with instructions to exercise the subscription rights and your instructions are not timely received by the Subscription Agent or if you do not provide any instructions to exercise your subscription rights, then the subscription rights will expire and will be void and no longer exercisable or transferable.

You will not be able to sell the shares you buy in the rights offering until you receive your stock certificates or your account is credited with the shares of common stock.

If you purchase shares of our common stock in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate as soon as practicable after [—], 2009, or such later date as to which the rights offering may be extended. If your shares are held by a custodian bank, broker, dealer or other nominee and you purchase shares of our common stock, your account with your nominee will be credited with the shares of common stock you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates have been delivered or your account is credited, you may not be able to sell your shares even though the common stock issued in the rights offering will be listed for trading on the Over-the-Counter Bulletin Board. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Aside from The Quercus Trust’s agreement to exercise its basic subscription rights to purchase [—] shares of our common stock and The Quercus Trust’s agreement to purchase up to an additional [—] shares if available, there is no obligation for our directors or executive officers to subscribe for any shares in the rights offering.

In connection with the rights offering, The Quercus Trust, our principal investor and holder of 97,734,121 shares of our common stock (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock but excluding 505,044 Series D warrants), has agreed to backstop a portion of this rights offering by purchasing, on the same terms as other shareholders, up to $297,556 worth of shares not subscribed through the exercise of subscription rights, in addition to the $1,702,444 worth of shares it will have the right to purchase due to its current ownership interest in Entech Solar, for a total investment by The Quercus Trust of $2,000,000. Consequently, The Quercus Trust has agreed to acquire from us, at the subscription price of $0.[            ] per share, a total of up to an additional [            ] shares of common stock offered to, but not subscribed for by, other stockholders in the rights offering. The Quercus Trust’s agreement insures that the Company will receive at least $2,000,000 (before fees and expenses) from this rights offering and the Company will sell at least [            ] shares of common stock regardless of whether any shares of our common stock are subscribed for by other stockholders. The number of shares available for sale to The Quercus Trust (above the [            ] shares that The Quercus Trust will purchase upon exercising its basic subscription rights) will depend on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges.

The Quercus Trust has appointed four of our six directors currently serving as directors of the Company and is the principal stockholder of the Company, holding, as of June 30, 2009, approximately 35.2% of the Company’s outstanding shares (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock and the exercise of 505,044 Series D warrants). Notwithstanding The Quercus Trust’s purchase commitments, none of our directors and none of our executive management has an obligation to subscribe for any shares of common stock in the rights offering.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently anticipate that we will use the net proceeds of the rights offering for general corporate purposes, and our management, subject to regulatory directives, may allocate the proceeds among such purposes as it deems appropriate. See “Use of Proceeds.” In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

In connection with our financing needs, we are currently evaluating the issuance of additional shares of common or preferred stock.

The Board believes that the Company has sufficient cash-on-hand to continue operations until the third quarter of 2009. In light of the likelihood that the Board will attempt to issue additional common and/or preferred stock in order to raise additional capital, the Board is seeking shareholder approval at the August 27, 2009 annual meeting of shareholders to increase our authorized shares of common stock from 450,000,000 to 610,000,000 shares. The Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission on July 2, 2009, provides more information concerning management’s requested increase in our number of authorized shares and is incorporated herein by reference. If a sufficient number of shares are voted in favor of the Board’s proposal to increase the number of authorized shares and, subsequently, the Company elects to issue additional stock, then your relative ownership interest in our common stock will be diluted whether or not you elect to exercise your subscription rights, though your relative interests will be more diluted if you do not participate in the rights offering and the Company proceeds to issue additional capital stock.

Our common stock is subject to the “penny stock” rules.

Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended, defines a “penny stock” as any equity security that is not listed on a national securities exchange or the NASDAQ system and has a bid price of less than $5 per share. We presently are subject to the penny stock rules. Our market price has been highly volatile and there is no assurance that the penny stock rules will not continue to apply to our shares for an indefinite period of time. Before effecting a transaction that is subject to the penny stock rules, a broker-dealer must make a decision respecting the suitability of the purchaser; deliver certain disclosure materials to the purchaser and receive the purchaser’s written approval of the transaction. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from purchasing penny stocks. Therefore, both the ability of broker-dealers to recommend our common stock and the ability of our stockholders to sell their shares in the secondary market could be adversely affected by the penny stock rules.

USE OF PROCEEDS

Assuming all of the rights in the rights offering are subscribed for, we estimate that the net proceeds to us from the sale of our common stock offered in the rights offering after deducting estimated offering expenses, will be approximately $[—]. We currently intend to use all of such proceeds for working capital and for other general corporate purposes. However, our management will retain broad discretion in deciding how to allocate the net proceeds of this offering and it is possible that the Company will use all or a portion of the proceeds of this offering for future acquisition opportunities. Until we designate the use of net proceeds, we will invest them temporarily in liquid short-term securities. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

DESCRIPTION OF OUR SECURITIES AND CAPITALIZATION

Capital Stock

Our Certificate of Incorporation authorizes the issuance of up to 450,000,000 shares of common stock and 10,000,000 shares of preferred stock and, as of June 30, 2009, we have 238,112,091 common shares and 5,503,968 shares of preferred stock issued and outstanding. Our issued and outstanding preferred stock consists of 611,111 shares of Series B 7% convertible preferred stock and 4,892,857 shares of Series D convertible preferred stock (exclusive of 505,044 Series D convertible preferred stock warrants). As stated previously in this prospectus, the Board is seeking shareholder approval at the August 27, 2009 annual meeting of shareholders to increase our authorized shares of common stock from 450,000,000 to 610,000,000 shares.

Within the limits established by our Certificate of Incorporation, our Board of Directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the Board of Directors believes is in the best interests of our Company. Our common stockholders have no pre-emptive rights and any decision to issue additional shares of common stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our Board of Directors also has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our Board of Directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our Company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

The following summary of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated Certificate of Incorporation and our by-laws, each of which are incorporated herein by reference to the registration statement of which this prospectus forms a part and by the provisions of applicable law.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire Board of Directors. The holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of June 30, 2009, the Company had 611,111 shares of Series B 7% Convertible Preferred Stock and 4,892,857 shares of Series D Convertible Preferred Stock and 505,044 warrants to purchase shares of Series D Convertible Preferred Stock outstanding.

Series B Convertible Preferred Stock

In 2000, the Company issued 611,111 shares of Series B 7% three-year Convertible Preferred Stock at $0.90 per share. The Series B Preferred Stock proceeds were intended to be used by the Company for the initial operating requirements of WorldWater (Phils) Inc., the Company’s Philippine subsidiary. The conversion privileges, which expired September 2003, were convertible either into 10% of WorldWater (Phils) Inc. or into 611,111 shares of the Company’s common stock.

It is the Company’s position that the holder of these Series B preferred shares failed to convert to shares of the Company’s common stock in accordance with the terms of issuance, and that the preferred shares expired on September 8, 2003. It is the Company’s position that the obligations for the payment of dividends on such shares also terminated on that date. The Company is engaged in negotiations with the holder of the Series B preferred shares to resolve the disputed terms of conversion.

Series D Convertible Redeemable Preferred Stock

On November 29, 2006, EMCORE Corp. invested $13.5 million in the Company and received (i) four million, eight hundred and ninety two thousand, eight hundred and fifty seven (4,892,857) shares of Series D Convertible Preferred Stock and (ii) warrants to purchase up to five hundred and five thousand and forty-four (505,044) shares of Series D Convertible Preferred Stock.

The Series D Stock has the designations, preferences and rights set forth in the Certificate of Designation filed with the Secretary of State for the State of Delaware on November 29, 2006 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, holders of Series D Stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D Stock at any time and from time to time into such number of fully paid and non-assessable shares of common stock, par value $0.001, of the Company (the “Common Stock”) initially equal to such number of shares of Series D Stock multiplied by ten, subject to certain adjustments as more fully set forth in the Certificate of Designation including weighted average anti-dilution rights, (ii) the right to vote together with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock, (iii) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect two members of the Board of Directors of the Company, (iv) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect one member of the Board of Directors of the Company, (v) certain liquidation preferences as detailed in the Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D Stock into shares of Common Stock as of the date immediately prior to the record date for such dividend. The liquidity event is any change in control whereby the new person or entity has 50% or more beneficial ownership in the existing company. Since the potential change in ownership is outside the control of the Company, the existing preferred shareholders would have the right to demand cash payment equal to the liquidation value of the preferred stock plus accrued dividends.

EMCORE sold the 4,892,857 shares of Series D Convertible Preferred Stock and the 505,044 warrants to purchase an additional 505,044 shares of Series D Preferred to The Quercus Trust. Pursuant to EMCORE’s January 20, 2009 filing with the Securities and Exchange Commission this sale completed the divestiture of all of EMCORE’s equity interest in the Company.

Capitalization

The following table shows our historical consolidated capitalization at the end of our most recent fiscal quarter, March 31, 2009, and our pro forma consolidated capitalization after giving effect to the sale of [            ] shares of our common stock at the subscription price and to the receipt of net proceeds, after deducting approximate offering expenses, in the amount of $4,900,000 from the rights offering. This table should be read in conjunction with the “Selected Consolidated Financial Data” and with our consolidated financial statements and the notes thereto incorporated by reference into this Registration Statement.

	As of March 31, 2009 (in thousands)
	Actual (unaudited)	As Adjusted (unaudited)
Convertible redeemable preferred stock
Series D convertible redeemable preferred stock	$11,180	$11,180

Total Convertible redeemable preferred stock	$11,180	$11,180

Stockholders’ Equity
Preferred stock convertible $.01 par value authorized 10,000,000; 5,503,968 issued and outstanding:
Series B 7%- 611,111 shares liquidation preference $550,000	6	6
Common stock, $.001 par value; authorized 450,000,000 and 238,119,959 issued at March 31, 2009	238	[—] (1)
Additional paid-in capital	169,773	[—]
Treasury stock, 27,868 shares, at cost, as of March 31, 2009	(39)	(39)
Accumulated deficit	(124,851)	(124,851)
Noncontrolling interest	43	43

Total Stockholders’ Equity	45,170	50,070

Total Capitalization	$56,350	$61,250

(1)	Assumes that all subscription rights (including all over-subscription privileges) are exercised in full.

THE RIGHTS OFFERING

Subscription Rights

We are distributing to the record holders of our common stock as of July 22, 2009 transferable subscription rights to purchase up to [—] shares of our common stock at $0. [—] per share. If all subscription rights are exercised, the Company will receive total gross proceeds of $5,000,000. Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder.

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.

Shares of our common stock are currently quoted for trading on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the ticker symbol “ENSL.OB” and the shares of common stock issued in connection with this rights offering will also be quoted on National Association of Securities Dealers Over-the-Counter Bulletin Board under the same symbol. The last reported sale price of our common stock on July [—], 2009 was $            per share. The subscription rights are transferable until 5:00 p.m. on the last business day prior to the scheduled expiration date of this rights offering, and we intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSLR.OB.”

Foreign Shareholders

Subscription rights certificates will not be mailed to foreign shareholders. A foreign shareholder is any record holder of common stock on the record date whose address of record is outside the United States, or is an Army Post Office (APO) address or Fleet Post Office (FPO) address. Foreign shareholders will be sent written notice of this rights offering. The Subscription Agent will hold the subscription rights to which those subscription rights certificates relate for these shareholders’ accounts, subject to that shareholder making satisfactory arrangements with the Subscription Agent for the exercise of the subscription rights, and the Subscription Agent following the instructions of such shareholder for the exercise of the subscription rights if such instructions are received by the Subscription Agent at or before 5:00 p.m., Central Time, on [—], three business days prior to the expiration date (or, if this offering is extended, on or before three business days prior to the extended expiration date). If no instructions are received by the Subscription Agent by that time, the subscription rights will expire worthless without any payment to the holders of those unexercised rights.

Basic Subscription Right

With your basic subscription right, you may purchase 0. [—] shares of our common stock per subscription right, subject to delivery of the required documents and payment of the subscription price of $0. [—] per share, prior to the expiration of the rights offering on [—], 2009. The number of shares that you may purchase appears on your rights certificate. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be eligible to purchase shares under your over-subscription privilege (as described below).

Fractional shares of our common stock resulting from the exercise of your basic subscription right will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

We will cause the Subscription Agent to deliver certificates representing shares or credit your account at your record holder with shares of our common stock you purchased pursuant to your basic subscription right as soon as practicable after the rights offering has expired.

Subscription Rights Will Trade Publicly

The subscription rights are transferable and we intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” during the subscription period.

Over-Subscription Privilege

If you purchase all of the shares of common stock available to you pursuant to your basic subscription right, you may also choose to exercise your over-subscription privilege and place an order to purchase a portion of any shares of our common stock that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock among stockholders who over-subscribed by multiplying the number of shares requested by each stockholder through the exercise of their over-subscription privileges by a fraction which equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription right. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you, assuming that no stockholder other than you will purchase any shares of our common stock pursuant to their basic subscription right.

You may not be able to purchase the entire number of shares issuable upon the exercise of your over-subscription privilege. We will not be able to satisfy any orders for shares pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full. We can only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights pursuant to the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you by the Subscription Agent, without interest, as soon as practicable.

To the extent that the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

We will cause the Subscription Agent to deliver certificates representing shares or credit the account of your record holder with shares of our common stock purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

The Quercus Trust Rights Agreement

In connection with the rights offering, The Quercus Trust, our principal investor and holder of 97,734,121shares of our common stock (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock but excluding 505,044 Series D warrants), has agreed to exercise all of its subscription rights and purchase $1,702,444 worth of shares that it has the right to purchase due to its current ownership interest in Entech. In addition, The Quercus Trust has agreed to backstop a portion of the rights offering by purchasing, on the same terms as other shareholders, up to $297,556 worth of shares not subscribed by other shareholders, for a total investment by The Quercus Trust of $2,000,000. Consequently, The Quercus Trust has agreed to acquire from us, at the subscription price of $0.[            ] per share, a total of up to an additional [            ] shares of common stock offered to, but not subscribed for by, other stockholders in the rights offering. The Quercus Trust’s agreement insures that the Company will receive at least $2,000,000 (before fees and expenses) from the rights offering and the Company will sell at least [            ] shares of common stock regardless of whether any shares of our common stock are subscribed for by other stockholders. The number of shares available for sale to The Quercus Trust (above the [            ] shares that The Quercus Trust will purchase upon exercising its basic subscription rights) will depend on the number of shares subscribed for by our other stockholders pursuant to both their basic subscription rights and over-subscription privileges.

By way of example only, if shareholders’ common stock acquired by exercising basic subscription rights and over-subscription privileges totals [            ] shares (including the [            ] shares purchased by The Quercus Trust exercising its basic subscription rights available due to its ownership of our common stock), then The Quercus Trust will purchase a minimum of an additional [            ] shares at the $0. [— ] subscription price such that the Company will receive the minimum of $2,000,000 (before fees and expenses) from the rights offering. If, however, shareholders’ common stock acquired by exercising basic subscription rights and over-subscription privileges totals [            ] shares (including the shares purchased by The Quercus Trust), then The Quercus Trust may purchase, but will have no obligation to purchase, additional shares through its over-subscription privilege.

Reasons for the Rights Offering

We are engaging in the rights offering to raise equity capital to improve the Company’s capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the opportunity to limit ownership dilution by participating in the rights offering on a pro-rata basis. Our board of directors considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate option under the current circumstances. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our capital position; however, our board of directors is making no recommendation regarding your exercise of the subscription rights. Irrespective of the capital the Company raises from the rights offering, we are likely to seek additional financing or engage in additional capital offerings in the near future and any such future capital offerings would result in the dilution of your purchase of our shares of common stock in the rights offering. We urge you to make your decision based on your own risk profile, assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

Unexercised Subscription Rights

In the event all or any portion of the subscription rights are not exercised prior to the expiration of the rights offering, the rights will terminate and, thereafter, no additional shares of common stock will be issued by the Company in connection with this rights offering.

Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering

You may only purchase the number of whole shares of common stock purchasable upon exercise of the number of subscription rights distributed to you in the rights offering, plus the maximum amount of over-subscription privilege shares available, if any. Accordingly, the number of shares of common stock you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which other stockholders exercise their subscription rights and over-subscription privilege, which we cannot determine prior to completion of the rights offering.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be canceled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold an Entech Solar stock certificate, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed Rights Certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the Subscription Agent at the address set forth below under “—Subscription Agent,” to be received prior to 5:00 p.m., Central Time, on [—], 2009.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a Rights Certificate. Instead, the DTC will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering or exercise your right to transfer the rights.

Payment Method

As described in the Rights Certificate, payments submitted to the Subscription Agent must be made in full United States currency by:

•	uncertified check drawn against a U.S. bank payable to Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar);

•	bank draft (cashier’s check) drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar); or

•	U.S. postal money order payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar).

We will not honor payment received after the expiration date of the rights offering, and the Subscription Agent will return your payment to you, without interest or deduction, as soon as practicable. Personal checks which do not clear prior to the expiration date will not be considered payment for subscription rights. The Subscription Agent will be deemed to receive payment upon:

•	receipt by Computershare of any certified check or bank draft, drawn upon a United States bank;

•	clearance of any uncertified check deposited by Computershare;

•	receipt by Computershare of any postal, telegraphic or express money order; or

•	receipt of collected funds in Computershare account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check or a money order to ensure that Computershare receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by Computershare until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to Computershare’s account, payment will be deemed to have been received by Computershare immediately upon receipt of such instruments and wire or transfer.

Any personal check used to pay for shares of our common stock must clear the appropriate financial institutions prior to 5:00 p.m., Central Time, on [—], 2009, the expiration date of the rights offering (unless such date is extended by the Company) and may take five or more business days to clear. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read and follow the instructions accompanying the Rights Certificate carefully and strictly follow it. As described in the instructions accompanying the Rights Certificate, in certain cases additional documentation or signature guarantees may be required. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription amount.

The method of delivery of payments of the subscription amount to Computershare will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to us.

Medallion Guarantee May Be Required

You may be required to have your signature on your Rights Certificate guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent, unless you provide on the Rights Certificate that shares are to be delivered to you as record holder of those subscription rights or you are an eligible institution.

Missing or Incomplete Subscription Information

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Central time [—], 2009 expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date and Cancelation of Rights Offer

Unless the Company elects to extend the duration of the subscription period, the subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Central Time, on [—], 2009. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the Subscription Agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the rights offering by giving oral or written notice to the Subscription Agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we anticipate that we will issue a press release announcing such extension no later than 8:00 a.m., Central Time, on the next business day after the most recently announced expiration of the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. The nominee may establish a deadline that may be before the 5:00 p.m., Central Time, [—], 2009, the expiration date that we have established for the rights offering.

We may cancel the rights offering at any time for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancelation and all subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

Determination of Subscription Price

In determining the subscription price, the Board considered a number of factors, including: the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, the amount of proceeds desired, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The Board determined that the per share subscription price should be equal to [—]% of the last reported sales price of our common stock on The Over-the-Counter Bulletin Board on July 21, 2009, $0. [—] per share,] the day before we announced the record date of the rights offering to the public. We did not receive a fairness opinion from a financial advisor in determining the subscription price and the $0[—] per share price is not necessarily related to our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

The market price of our shares of common stock may decline during or after the rights offering and you may not be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Conditions, Withdrawal, Amendment and Termination

We reserve the right to withdraw the rights offering at any time for any reason. We also may amend or terminate the rights offering at any time before completion of the rights offering if our board of directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Subscription Agent

The Subscription Agent for this offering is Computershare Trust Company, N.A. The addresses to which rights certificates and payments should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to Entech Solar.

By Mail:	By Hand or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
250 Royall Street	250 Royall Street
Canton, MA 02021	Canton, MA 02021

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

If you have questions or need assistance about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, please contact Georgeson, Inc., our information agent, toll-free at [                    ]. Banks and brokerage firms, please call (212) 440-9800. You may also write our information agent at Georgeson, Inc., 199 Water Street, 26th Floor, New York, NY 10038.

You may also contact Jessica Bloomgarden, our Media and Investor Relations Contact, at (917) 284-6397 from 8:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, if you have any questions.

Fees and Expenses

We will pay the fees and expenses of the Subscription Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

No Fractional Shares

All shares will be sold at a purchase price of $0. [—] per share. We will not issue fractional shares. Fractional shares of our common stock resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our common stock. If a registered holder of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate Rights Certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Central Time, [—], 2009 expiration date.

Transferability of Subscription Rights

The subscription rights granted to you are transferable and, therefore, you may sell, transfer or assign your subscription rights as provided for in the rights certificate. We intend to apply for quotation of the subscription rights on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol “ENSLR.OB” on or about July [—], 2009, until 5:00 p.m., Central Time, on [—], 2009, the last business day prior to the scheduled expiration date of this rights offering. As a result, you may transfer or sell all or a portion of your subscription rights if you do not want to purchase shares of our common stock. However, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights and over-subscription privileges, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment has been received by the Subscription Agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The Subscription Agent will hold funds received in payment for shares of our common stock in a segregated escrow account pending completion, cancelation or withdrawal of the rights offering. If the rights offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock that you purchase in connection with the rights offering until certificates representing the shares of our common stock are issued to you, or your account at your nominee is credited with the shares of our common stock purchased in the rights offering.

No Revocation or Change of Exercise

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock at the subscription price.

ERISA Considerations

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans are urged to consult with their counsel and other advisers regarding the consequences of their exercise of subscription rights under ERISA and the Code.

Material U.S. Federal Income Tax Treatment of Rights Distribution

Please review the section “Material U.S. Federal Income Tax Consequences” for a discussion of the potential tax consequences of this Rights Offering.

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise or transfer of the subscription rights. The Company anticipates, however, that its executive officers will participate in the rights offering. The market price for our common stock may decline to a price that is less than the subscription price and, if you purchase shares at the subscription price, you may not be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” above for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming all subscription rights are exercised prior to the expiration of the rights offering, we anticipate that we will have a minimum of approximately [            ] shares of common stock and a maximum of [            ] shares of common stock outstanding after consummation of the rights offering (in each case after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock but excluding 505,044 Series D warrants). The number of shares of common stock that we will issue in the rights offering will depend on the number of shares that are subscribed for by our stockholders in the rights offering.

DESCRIPTION OF BUSINESS

Statements in this section describing our business and statements contained elsewhere in this Registration Statement on Form S-1 concerning the Company’s outlook or future economic performance; anticipated profitability, gross billings, commissions and fees, expenses or other financial items; and, statements concerning assumptions made or exceptions to any future events, conditions, performance or other matters constitute forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and such statements are qualified further by reference to the “Cautionary Note Regarding Forward Looking Statements” section on page [    ] of this prospectus. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (1) that there can be no assurance that the Company will grow and/or manage its growth profitably, (2) risks associated with governmental regulations, (3) competition, (4) the Company’s quarterly results have fluctuated in the past and are expected to fluctuate in the future and (5) the loss of services of key individuals which could have a material adverse effect on the Company’s business, financial condition or operating results.

You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Corporate History

The Company was incorporated in the state of Nevada on April 3, 1985. In April 1997, the Company entered into a reverse merger transaction with WorldWater, Inc., a Delaware corporation formed in January 1984.

Following the merger transaction, the Company, operating under the name of WorldWater Corp. engaged exclusively in the solar/water power industry. In June of 2000, the Company shareholders voted to change the state of incorporation from Nevada to Delaware. In June 2005, the Company shareholders voted to change the name of the Company to WorldWater & Power Corp. Effective September 7, 2007, the Company changed its corporate name to WorldWater & Solar Technologies Corp. The Company acquired ENTECH, Inc. on January 28, 2008. On January 12, 2009, the Company changed its name to Entech Solar, Inc.

Business Overview

Entech Solar has developed plans to become a leading provider of low-cost, distributed, concentrating solar energy systems, products, and services. We intend to design, manufacture, and install solar energy systems that provide electricity and thermal energy in commercial and industrial applications as well as in the public sector.

On January 28, 2008, we completed the acquisition of ENTECH, Inc. (“ENTECH”), a Fort Worth, Texas company which has operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH has received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories, Department of Energy, Department of Defense and major U.S. utilities and corporations.

Our primary business strategy is to develop new solar energy products and services based upon ENTECH CPV technology. The Company seeks to leverage the combined technologies of our legacy Engineering, Procurement, and Construction (“EPC”) business and the technologies obtained from the acquisition of ENTECH, Inc., to become a leading supplier of CPV energy solutions to industrial, commercial and public sector clients. The Company is developing next generation ENTECH CPV technology to improve our ThermaVolt and SolarVolt product lines as part of providing turnkey, vertically-integrated, and CPV energy solutions. Consistent with our strategy, we exited, in the first quarter of 2009, the flat-plate solar installation business and suspended manufacturing start-up activities associated with first-generation CPV products.

We expect to market ThermaVolt and SolarVolt as stand-alone products to solar integrators. The Company is focused on becoming a low-cost leader in the solar industry enabling customers to significantly reduce their current costs for electric and thermal energy. We are also focused on commercializing our skylight technologies to provide day-lighting solutions for customers.

Our target customers are end-users of energy who are interested in reducing their energy costs and the variability of their monthly electricity and natural gas cost due to the volatility associated with these utilities and other energy supplies. Entech Solar believes it can become a leading energy solutions supplier to industrial, commercial and public sector clients.

We do not expect to have significant revenues from operations during 2009 because our primary focus is to develop and commercialize our next-generation technology so that we are able to supply two renewable energy outputs, electricity and hot water, at competitive prices. The Company believes that providing both electricity and hot water will give customers an energy solution that is more efficient and cost-effective than purchasing stand-alone solar electric or solar thermal systems.

The Company believes that the long term prospects for solar technologies are very good in light of the volatile prices for non-renewable energy sources such as oil and natural gas, current and anticipated federal and state legislation regulating carbon emissions and the use of fossil fuels, and solar electric and solar thermal government incentives including the Renewable Energy Loan Program, Renewable Energy Manufacturing Investment Credit, and Solar on Federal Property, Schools and the Military program. The Company believes that we have the technology, skills and experience necessary to become a leading participant in the CPV industry.

Implementation Strategy

Our primary focus will be to sell Entech’s ThermaVolt and SolarVolt products to solar systems’ integrators and energy service companies. In order to quickly build economies of scale in our production facility, we will also leverage our experience with designing and constructing turn-key systems by marketing our products to customers using proprietary hardware. For turn-key systems, the Company will design, engineer and construct systems on-site. In addition, for customers selecting a turn-key system, we expect to be actively involved with the project management process as well as acquisition financing. We believe that marketing our hardware components and assembly expertise to project developers will help us secure large multi-mW contracts that will increase revenues as well as enhance our visibility as a reliable provider of large systems. We will then be well positioned to satisfy the demands of systems’ integrators and energy service companies.

The Company expects to offer its Skylight technology to expand market potential for its products and generate additional revenue.

Board of Directors

Our Board of Directors has recently been reconstituted in light of the Company’s strategic shift away from providing water system solutions and solar energy based on flat-plate technology to focusing our Company on developing, manufacturing and selling concentrating solar energy systems. Four of the six members on our Board have been appointed by The Quercus Trust, beneficial owner of approximately 35.2% of our common stock (after giving effect to the conversion of 4,892,857 shares of Series D Convertible Preferred Stock and the exercise of 505,044 Series D warrants). David Gelbaum, co-trustee of The Quercus Trust, became Chairman of our Board on January 12, 2009.

Products

The Company is developing two main product offerings, SolarVolt and ThermaVolt solar systems, as well as a product designed to maximize energy available from skylight. Our products and services will incorporate the ENTECH CPV technology. We believe this technology can be used to develop low-cost solar energy products and systems that are highly scalable, in part due to reduced requirements for solar cell materials such as silicon or multi-junction cells. As a result, ENTECH solar modules can generate the same electrical power as non-concentrating solar cells but with much less silicon, a raw material often not readily available in the market.

SolarVolt

SolarVolt is a roof-mounted or ground-mounted, electricity producing solar system comprised of our proprietary modules and a dual axis tracking system. We are engineering SolarVolt so that it can readily scale to larger configurations required by many commercial and industrial users. Laboratory tests indicate that the SolarVolt system concentrates the sun’s energy by a factor of 20. Because of the concentrating element, we estimate that the SolarVolt technology uses 95% less silicon material than conventional photovoltaic energy systems. Our proprietary dual-axis tracking system is designed to increase electricity production by ensuring that the system faces the sun at an optimal angle throughout the day. Typical system sizes for the SolarVolt product are expected to range from 1 MW to 10 MW and the majority of SolarVolt sales are anticipated to be for roof-mounted installations.

ThermaVolt

ThermaVolt is being designed as a roof-mounted or ground-mounted, solar energy system that produces both electricity and thermal energy. Like the SolarVolt system, ThermaVolt is comprised of proprietary modules and the Company’s dual axis tracking system. However, ThermaVolt also includes a heat exchanger. The heat exchanger enables the ThermaVolt system to capture both heat and light from the sun and, consequently, to deliver electricity as well as thermal energy, increasing the system’s energy output. ThermaVolt customers will have the ability to use alternative energy (electrical or thermal) to hedge against utilities’ electric rates and natural gas prices, since these sources generally power hot water heating, space heating and HVAC systems. We expect that typical system sizes for the ThermaVolt product will be between 50 kW and 2 mW and, like SolarVolt, we expect that customers are likely to purchase more roof-mounted ThermaVolt systems than ground-mounted applications.

Skylight Technology

The Company’s tubular skylight technology is intended to redirect natural light from the sky to the work area beneath the skylight. This redirection of the light from the sky is known as collimation and the concentration of the light to the work area results from the Company’s use of a Fresnel lens which enhances the transmission of natural light. The presence of collimation enables our product to focus its light output directly inside the work area.

Services

The Company intends to offer a range of services including project development, engineering, procurement and construction, and financing, to help develop and support the sales of our SolarVolt and ThermaVolt systems and other systems and products we may develop based upon the ENTECH CPV technology. The Company has extensive experience in the design, engineering, construction, assembly and other services required to provide complete solar-powered solutions to commercial and industrial projects.

Discontinuation of Flat Plate Technology

The Company’s 2008 acquisition of ENTECH transferred to the Company ENTECH’s patented concentrating solar technology. In connection with management’s review of the Company’s strategic direction, the Company determined, in the first quarter of 2009, that it would discontinue selling conventional solar cells with flat plate technology and focus instead on ENTECH’s concentrating solar technology.

Discontinuation of Mobile MaxPure® Technology

Company management determined in 2008 that no further resources would be invested in developing and selling Mobile MaxPure®. Mobile MaxPure® is a self-contained, trailer-mounted solar-powered system designed to pump and purify water for both drinking and food preparation. On March 6, 2009, the Company sold substantially all of the assets of its Mobile MaxPure® division to Quentin T. Kelly, the Company’s founder and former Chief Executive Officer and former Chairman of the Board.

Major Customers by Geographic Location

California

During 2008, the Company completed three commercial projects with recognized revenue totaling $10.2 million. One residential project, with recognized revenue of $0.1 million in 2008, was completed as of December 31, 2008.

During 2007, the Company completed four commercial projects with recognized revenue of $406,488 and had one commercial project in progress as of December 31, 2007, with recognized revenue of $13,347,523. The Company completed fifteen residential projects with aggregate revenue of $666,657 in 2007. The Company had one residential project under contract as of December 31, 2007 in the amount of $34,326.

Colorado

During 2008, the Company completed a 2 megawatt solar system. The solar installation supplies 3.5 million kilowatt-hours of clean energy annually for the customer. This project was completed in 2008 with recognized revenue of $13.5 million.

There were no sales in 2007 or 2006.

New Jersey

Three commercial projects were completed in 2008 with recognized revenue of $1.1 million. The Company had one project in progress on which the Company recognized revenue of $3.7 million as of December 31, 2008.

Two residential projects, with recognized revenue of $0.2 million in 2008, were completed as of December 31, 2008.

The Company recorded a related party sale to The Quercus Trust, a principal shareholder of the Company’s common stock. The Company sold ten Mobile MaxPure® units to The Quercus Trust, recognizing revenue of $0.8 million in the quarter ended March 31, 2008. David Gelbaum, the co-trustee of the Quercus Trust, is the Company’s Chairman of the Board of Directors.

14 commercial projects were completed in New Jersey in 2007 with recognized revenue of $2,691,901.

The Company recognized revenue of $34,453 in 2007 from a NJBPU grant for research in the development of cost effective, grid-tied motor drives for photovoltaic applications.

Three residential projects, with recognized revenue of $323,720 in 2007, were completed as of December 31, 2007.

In the fourth quarter of 2007, the Company recognized revenue on twelve units of Mobil MaxPure®, via a related party sale to a principal shareholder, The Quercus Trust, in the amount of $900,000.

Texas

The Company earned revenue of $0.2 million from research and development contracts during 2008.

The Company completed one project in the first quarter of 2007 in Texas, with recognized revenue of $51,274. There were no sales in 2006.

Connecticut

The Company recognized revenue of $1.2 million during 2008 from the sale to a commercial customer of engineering services and the resale of solar panels from inventory.

There were no sales in 2007 or 2006.

Marketing

The Company’s products are expected to be marketed in areas where sunlight has a high degree of direct normal insolation (“DNI”), where weather, pollution or other factors minimally impair sunlight’s strength as the light travels. We estimate that SolarVolt and ThermaVolt will perform successfully in locations that receive a minimum of 5kWh/m2/day of direct sunlight. In the United States, we will focus on prospective customers located in the southwestern states, primarily Texas, California, Arizona, New Mexico, Nevada, Utah and Colorado. To the extent we are able to market our products overseas, we are likely to target potential customers in Portugal, Spain, Italy, Greece, and Turkey.

Prospective customers for the SolarVolt product include organizations that use significant amounts of electricity such as airports, water districts, municipalities, factories, and utilities while potential customers interested in ThermaVolt are likely to have a consistent need for thermal energy in the form of hot water or heating and cooling. We expect that universities, schools, food processing plants, hospitals, hotels, casinos, nursing homes, laundromats, restaurants, correctional facilities, car washes, clubs/spas, and refrigerated warehouses are some of the types of businesses likely to be interested in ThermaVolt.

To reflect the Company’s new strategic direction in developing and commercializing concentrating photovoltaic solar technologies, the Company has changed its name to Entech Solar, Inc. and its website name to www.entechsolar.com , created a new logo and tagline—“Concentrated Heat and Power,” and developed a quarterly e-newsletter which will be sent out to potential customers, investors, partners, media contacts and others in order to provide updates on the Company’s progress.

Intellectual Property

Patents

We currently hold 12 active U.S. patents, one foreign patent, and a number of pending applications covering a number of product offerings including solar optical devices, space solar concentrators, terrestrial solar concentrators, water pumping system controllers, hybrid power systems, and thermal systems. We are planning additional domestic and international patent applications for our latest solar products in the coming year to extend and further protect our intellectual property (IP) in the marketplace. We are working to further strengthen the Company’s IP position for future technological advances and to better establish and protect our products internationally, especially in Europe.

Trademarks and Copyrights

With the recent company name change and other significant changes occurring for the company, this area will be expanded to help communicate to the market. We look to trademarks of key product, philosophies, visions, slogans, and other branding techniques to protect our company branding. Recently, Entech Solar, Inc. applied for USPTO trademark registration of its new product offerings named “Concentrated Heat and Power,” “SolarVolt” and “ThermaVolt”, to add to our existing trademarks. We intend to employ copyrighting to protect our company information including product literature, marketing material, software, and other written documentation.

Confidential Information and Trade Secrets

As a measure of protection of ideas and processes that are non-patentable, or that we prefer to exclude from the public domain (e.g., manufacturing processes and know-how), in development, we rely significantly on protection of these proprietary processes through trade secrets, vendor relationships and contracts, employment agreements, contractor agreements, and confidentiality agreements for development, supply chain, and internal and external manufacturing processes. We utilize these tools in order to attempt to slow down or prevent proprietary know-how from reaching our competitors, something imperative in the competitive landscape that exists today in our industry.

Source and Availability of Components

The components in our SolarVolt and ThermaVolt products include structural steel, fabricated aluminum sheet and extrusions, acrylic, silicon solar cells and other materials. Most of these materials are made to our proprietary specifications by vendors such as 3M, DuPont, Tyco and others located both in the United States and in Asia. The Company selects vendors carefully and ordinarily reviews, among other things a prospective vendor’s technical expertise, quality of workmanship, ability to service, cost competitiveness and financial stability. Our systems incorporate a limited number of components that are procured on a sole-source basis. Entech Solar works closely with our vendors in these situations and looks to develop secondary sources where possible.

Competitive Conditions Affecting the Company

Our business is highly competitive. There are at least 20 start-up firms focused on CPV technology in the United States alone. In addition, we compete with other solar energy providers who use crystalline silicon and thin film technologies, as well as with other providers of alternative energy solutions such as wind-energy and geothermal-energy suppliers, and with conventional power generators.

Within the CPV market, competitors operate in one of two categories—low concentration (LCPV), such as our SolarVolt , and high concentration (HCPV) technology. HCPV technology usually harnesses more than 200 times, and sometimes as much as 1500 times, the sun’s energy. There are many competitors focused on CPV and HCPV technology. With respect to ThermaVolt , we are only aware of a few companies that have attempted to produce electricity and thermal energy from the same product.

Government Regulations

Compliance with federal, state, and local provisions regarding the production and discharge of materials into the environment is not expected to have a material effect on the Company’s capital expenditures, earnings and competitive position. The Company plans to comply fully with the U.S. Foreign Corrupt Practices Act.

Employees

As of June 30, 2009, the Company employed 41 people on a full-time basis.

Financial Information

Please refer to the Company’s financial statements and the related notes incorporated by reference in this prospectus for a presentation of the Company’s revenues, profit and loss and financial position.

DESCRIPTION OF PROPERTY

Texas

The Company’s executive office, manufacturing, and research and development facility is housed in a 71,000 square foot facility in Fort Worth, Texas. The facility is leased under an operating lease that commenced March 7, 2008, for a period of ten (10) years expiring in 2018.

New Jersey

The Company occupies a 30,000 square foot site located at 200 Ludlow Drive, Ewing, New Jersey 08638. The facility is leased under an operating lease commencing July 1, 2007, and expiring June 30, 2015.

California

In September 2005, the Company acquired Quantum Energy Group in Applegate, California which included the transfer of their five-year lease expiring April 30, 2009. The Company ended the lease and vacated the premises as of April 30, 2009.

In December 2007, the Company opened a sales office in Poway, California under a two-year lease expiring December 24, 2009. This office serves as the sales center for Southern California.

LEGAL PROCEEDINGS

Although Entech Solar is involved in ordinary, routine litigation from time to time incidental to its business, it is not presently a party to any other legal proceeding, the adverse determination of which, either individually or in the aggregate, would reasonably be expected to have a material adverse affect on the Company’s business or financial condition.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

The Company’s common stock is included on the National Association of Securities Dealers Automated Quotation Over-The-Counter Bulletin Board under the symbol “ENSL.OB.” The following table sets forth the quarterly high and low sale prices for the Company’s common stock as reported on the OTC Bulletin Board for each fiscal quarter during each of the fiscal years ended December 31, 2008 and December 31, 2007, for the Company’s first quarter ended March 31, 2009, for the Company’s second quarter ending June 30, 2009, and for the Company’s third quarter through July [—], 2009. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	High	Low
FISCAL 2009
First Quarter	$0.46	$0.19
Second Quarter	$0.26	$0.17
Third Quarter through July [—], 2009.	$ [—]	$ [—]

	High	Low
FISCAL 2008
First Quarter	$1.91	$0.98
Second Quarter	1.35	0.47
Third Quarter	0.65	0.31
Fourth Quarter	0.44	0.22

	High	Low
FISCAL 2007
First Quarter	$0.69	$0.38
Second Quarter	1.58	0.52
Third Quarter	2.52	1.07
Fourth Quarter	2.36	1.70

On July [—], 2009, the Company’s common stock high sale price was $0. [—], the low sale price was $0. [—], and the last sale price reported by the Over-the-Counter Bulletin Board was $0. [—] per share.

Dividends

We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

Holders of Common Stock

On July [—], 2009, there were approximately [            ] holders of record of the Company’s common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

SELECTED CONSOLIDATED FINANCIAL DATA

The data set forth below should be read in conjunction with the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and the audited and unaudited consolidated financial statements and notes thereto incorporated by reference herein. Our selected consolidated financial data are presented as of and for the three months ended March 31, 2009 and 2008 and as of and for the five years ended December 31, 2004 through 2008. Our selected consolidated financial data as of and for the five years ended December 31, 2004 through 2008 are derived from our audited financial statements and related notes thereto. Our selected consolidated financial data as of and for the three months ended March 31, 2009 and 2008 are derived from our unaudited interim consolidated financial statements and related notes thereto. In the opinion of management, such amounts contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles. Our results for the three months ended March 31, 2009 are not necessarily indicative of our results of operations that may be expected for the year ended December 31, 2009 or for any other period.

Statement of Operations Data:	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Total revenues	$1,963,000	$9,004,174	$30,843,000	$18,466,020	$17,333,681	$2,031,480	$5,837,224
Net loss attributable to common shareholders	(15,963,000)	(7,280,589)	(44,878,000)	(14,423,450)	(15,577,688)	(6,377,646)	(8,056,694)
Basic and diluted net loss per common share	(0.07)	(0.04)	(0.21)	(0.09)	(0.11)	(0.07)	(0.12)

	As of March 31,		As of December 31,
Balance Sheet Data:	2009	2008	2008	2007	2006	2005	2004
Cash and cash equivalents	$8,898,000	$29,352,823	$12,169,000	$6,873,448	$5,770,595	$798,649	$38,852
Total assets	62,584,000	102,291,775	78,137,000	31,489,988	17,268,146	2,664,404	1,790,868
Convertible redeemable preferred stock	11,180,000	11,619,561	11,350,000	11,679,561	11,929,561	—	—
Stockholders’ equity (deficiency)	45,170,000	79,292,809	59,294,000	7,610,889	(1,862,724)	(852,837)	(4,273,641)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that we believe to be relevant to an assessment and understanding of our results of operations and financial condition for the quarter ended March 31, 2009 and for the year ended December 31, 2008. The financial statements and notes related thereto for the quarter ended March 31, 2009 and for the year ended December 31, 2008 should be read in conjunction with this discussion and analysis.

Overview

Entech Solar has developed plans to become a leading provider of low-cost, distributed, concentrating solar energy systems, products, and services. We intend to design, manufacture, and install solar energy systems that provide electricity and thermal energy in commercial and industrial applications as well as in the public sector.

On January 28, 2008, we completed the acquisition of ENTECH, Inc. (“ENTECH”), a Fort Worth, Texas company which has operated for 25 years in the concentrating photovoltaic (“CPV”) industry. ENTECH has received development funding from and/or installed CPV systems for NASA, Sandia National Laboratories, Department of Energy, Department of Defense and major U.S. utilities and corporations.

In the first quarter of 2009, we exited the flat-plate solar installation business and suspended manufacturing start-up activities associated with first-generation CPV products. Our primary business strategy is to develop new solar energy products and services based upon ENTECH CPV technology. The Company seeks to leverage the combined technologies of our legacy Engineering, Procurement, and Construction (“EPC”) business and the technologies obtained from the acquisition of ENTECH, Inc., to become a leading supplier of CPV energy solutions to industrial, commercial and public sector clients. The Company is developing next generation ENTECH CPV technology to improve our ThermaVolt and SolarVolt product lines as part of providing turnkey, vertically-integrated, and CPV energy solutions. We also expect to market ThermaVolt and SolarVolt as stand-alone products to solar integrators. The Company is focused on becoming a low-cost leader in the solar industry enabling customers to significantly reduce their current costs for electric and thermal energy. We are also focused on commercializing our skylight technologies to provide day-lighting solutions for customers.

Our target customers are end-users of energy who are interested in reducing their energy costs and the variability of their monthly electricity and natural gas cost due to the volatility associated with these utilities and other energy supplies. Entech Solar believes it can become a leading energy solutions supplier to industrial, commercial and public sector clients.

We do not expect to have significant revenues from operations during 2009 because our primary focus is to develop and commercialize our next-generation technology so that we are able to supply two renewable energy outputs, electricity and hot water, at competitive prices. The Company believes that providing both electricity and hot water will give customers an energy solution that is more efficient and cost-effective than purchasing stand-alone solar electric or solar thermal systems.

The Company believes that the long term prospects for solar technologies are very good in light of the volatile prices for non-renewable energy sources such as oil and natural gas, current and anticipated federal and state legislation regulating carbon emissions and the use of fossil fuels, and solar electric and solar thermal government incentives including the Renewable Energy Loan Program, Renewable Energy Manufacturing Investment Credit, and Solar on Federal Property, Schools and the Military program. The Company believes that we have the technology, skills and experience necessary to become a leading participant in the CPV industry.

Critical Accounting Policies and Estimates

The preparation of condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of these consolidated financial statements:

Revenue Recognition

The Company has historically derived revenue primarily from fixed-price contracts through which the Company provides engineering, design, and procurement services, materials and equipment, and construction / installation services. Revenue is also generated through the sale of solar-related equipment and, to a lesser extent, from consulting projects and government-funded grants.

Contract revenues are recorded when there is persuasive evidence that a binding contractual arrangement exists, the price is fixed and determinable, the Company has commenced work on the project, and collectability is reasonably assured.

Contract revenues are recognized using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct cost of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, on a contract-by-contract basis. These loss provisions are established in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known. The Company maintains all risks and rewards associated with billing and collection.

Revenues from equipment sales containing acceptance provisions are recognized upon customer acceptance. Cash payments received in advance of product or service revenue are recorded as customer deposits.

Revenues from consulting projects are recognized as services are rendered. Grant revenues are recognized when received, or if based on entitlement periods, when entitlement occurs.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the data we used to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. In recording any additional allowances, a respective charge against income is reflected in the general and administrative expenses, and would reduce the operating results in the period in which the increase is recorded. As of March 31, 2009, the allowance for doubtful accounts aggregated $1,112,000. During the first quarter, the Company recorded an adjustment to its allowance for doubtful accounts of $980,000 based on a customer’s inability to make required contractual payments, because of its lack of financing.

Share-Based Compensation

The Company has adopted SFAS No. 123R, “Share-Based Payment,” which requires all companies to measure and recognize compensation expense at fair value for all stock-based payments to employees and directors.

The Company uses the binomial option-pricing model to estimate fair value of grants of employee and director stock options, with the following weighted average assumptions:

Three Months Ended
Assumptions for Option Grants	March 31, 2009
Risk-free interest rate	1.35%
Volatility	105%
Expected dividend yield	—
Expected term	3.7yrs
Estimated forfeiture rate	17%

No share-based compensation was issued during the quarter ended March 31, 2008.

The Company calculates expected volatility for a share-based grant based on historic daily stock price observations of our common stock during the period immediately preceding the grant that is equal in length to the expected term of the grant. SFAS No. 123R also requires that estimated forfeitures be included as a part of the estimate of expense as of the grant date. The Company has used historical data to estimate expected employee behaviors related to option term, exercises and forfeitures.

With respect to both grants of options and awards of restricted stock, the risk free rate of interest is based on the U.S. Treasury rates appropriate for the expected term of the grant or award.

Compensation expense for the quarter ended March 31, 2009 was $1,205,668, as compared to $116,075 in the same period of 2008. This expense is presented as part of the operating results in marketing, general and administrative expenses.

Accounting for Income Taxes

The Company is required to estimate its income taxes in each of the jurisdictions in which it operates as part of its consolidated financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences together with net operating loss carry-forwards and tax credits may be recorded as deferred tax assets or liabilities on the balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be recovered from future taxable income. To the extent that the Company determines that it is more likely than not that deferred tax assets will not be utilized, a valuation allowance is established. Taxable income in future periods significantly different from that projected may cause adjustments to the valuation allowance that could materially increase or decrease future income tax expense.

Goodwill

Goodwill was recorded in connection with the acquisition of ENTECH, Inc. in January 2008.

Goodwill consists of the excess of cost over the fair value of net assets acquired in business combinations accounted for as purchases.

The Company follows the provision of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires an annual impairment test for goodwill and intangible assets with indefinite lives. Under SFAS No. 142, the first step of the impairment test requires that the Company determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the Company must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify a potential impairment charge as of the assessment date.

Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the periods over which cash flows will occur, and determination of the Company’s weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. The Company will perform its annual impairment test on December 31, each year, unless triggering events occur that would cause us to test for impairment at interim periods. The Company indefinitely suspended manufacturing legacy ENTECH products during the first quarter of 2009, which was a triggering event and caused the Company to test for impairment at March 31, 2009. At March 31, 2009, no impairment of goodwill was identified.

Other Intangible Assets

Our condensed consolidated balance sheet includes intangible assets which affect the amount of future period amortization expense and possible impairment expense that we will incur. Management’s judgments regarding the existence of impairment indicators are based on various factors, including market conditions and operational performance of our business. The intangible assets are amortizable over a period ranging from 9 to 13 years. The determination of the value of such intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. We test our intangible assets for impairment, at least annually. This test is usually conducted in December of each year in connection with the annual budgeting and forecast process. Also, on a quarterly basis, we evaluate whether events have occurred that would negatively impact the realizable value of our intangibles. The Company indefinitely suspended manufacturing legacy ENTECH products during the first quarter of 2009, which was a triggering event and caused the Company to test for impairment at March 31, 2009. As of March 31, 2009, no impairment of intangible assets was indentified.

Results of Operations—Quarter Ended March 31, 2009 Compared to Quarter Ended March 31, 2008

(Amounts are rounded to the nearest thousand)

In general, as a result of winding down sales of our legacy products and the suspension of manufacturing during the first quarter of 2009, our results of operation for the first quarter of 2009 are not comparable with prior periods.

Contract Revenue. Contract revenue for the quarter ended March 31, 2009 amounted to $1,097,000 as compared to $8,229,000 in the same period in 2008. One airport contract in California and one municipal contract in New Jersey accounted for 84% of the first quarter contract revenue, with amounts totaling $643,000 and $274,000; respectively. All contract revenue was generated by domestic projects.

Revenue—Related Party. Contract revenue—related party for the quarter ended March 31, 2009, amounted to $597,000, and related to a sale of 10 MobileMaxPure® units to a principal shareholder. Contract Revenue—Related Party of $775,000, to the same principal shareholder, was recorded in the first quarter of 2008.

Revenue—Related Party—Former Chairman. Contract revenue—related party—former chairman for the quarter ended March 31, 2009, amounted to $126,000, and related to a sale of solar panels to the Company’s former CEO and Chairman. There was no contract revenue of this nature recorded in the first quarter of 2008.

Revenue—Equipment. Revenue—equipment for the quarter ended March 31, 2009, amounted to $143,000, and consisted mainly of the resale of third-party solar panels from inventory. There was no equipment sales recorded in the first quarter of 2008.

Cost of Contract Revenue. Cost of contract revenue consists primarily of third party construction and installation expense, materials and supplies required for construction and component equipment, including solar panels, solar array, inverters, variable speed drives and meters.

Cost of Revenue—Related Party. Cost of contract revenue—related party consists primarily of third party assembly and installation expense, materials and supplies required for construction and component equipment, including solar panels, solar array, inverters, variable speed drives and meters.

Cost of Revenue—Equipment. Cost of contract revenue—equipment consists primarily of component equipment, including solar panels, solar array, inverters, variable speed drives and meters.

Cost of Revenue—Manufacturing Operations Impairment. Cost of revenue—manufacturing operations impairment consists of impairment to manufacturing equipment recorded in the amount of $4,100,000, an impairment to leasehold improvements at our manufacturing facility in the amount of $346,000, and an inventory write-down of $2,312,000 subsequent to the Company’s announcement that it has indefinitely suspended manufacturing as of March 30, 2009.

Gross Profit (Loss) on Contracts. The Company generated a gross profit on contracts totaling $270,000, in the first quarter of 2009, as compared to the first quarter 2008, which generated a gross loss of $2,402,000 in the first quarter 2008.

Gross Profit (Loss)—Related Party—Former Chairman. The Company generated a gross loss on related party—former chairman, totaling $16,000 in the first quarter of 2009. There was no related party—former chairman contracts in the first quarter of 2008.

Gross Profit (Loss)—Equipment. The Company generated a gross profit on the sale of equipment, totaling $46,000 in the first quarter of 2009. There were no equipment sales in the first quarter of 2008.

Marketing, General and Administrative Expenses . Marketing, general and administrative expenses (MG&A) for the quarter ended March 31, 2009, amount to $9,445,000, compared to $5,204,000 in the first quarter 2008, an increase of $4,241,000. The increased expense resulted primarily from:

Wages and benefits increased $944,000 mainly due to a first quarter severance accrual of $716,000, of which $486,000 relates to an accrual for the Company’s former CEO and Chairman.

Stock expense was up $1,090,000 due to the fact that no options were issued in first quarter 2008.

The Company recorded $980,000 reserve for doubtful accounts based on a customer’s inability to make required contractual payments.

The Company recorded an impairment charge on leasehold improvements for the Company’s Ewing, New Jersey facility in the first quarter 2009 in the amount of $349,000. This impairment was recorded to reflect the Company’s current under-utilization of this facility.

Shop supplies increased $276,000 due to the 2008 acquisition.

Amortization costs were up $208,000 due to the 2008 acquisition; rent expense was up $81,000 due to the Fort Worth operation not moving into their new plant until after the first quarter of 2008; and an additional $313,000 increase in expenses is spread among a variety of accounts.

Research and Development Expense. Research and development expense consists primarily of salary expense for internal personnel, and related personnel costs, as well as prototype costs incurred to improve the design of the Company’s installations, and expand the Company’s product line. Research and development are critical to the Company’s strategic objectives of enhancing its technology to meet the requirements of its targeted customers. The Company expects to increase its current level of expenditure for research and development on a going-forward basis. Research and development expenses incurred in the quarter ended March 31, 2009 totaled $211,000, as compared to $41,000 in the first quarter of 2008.

Loss from Operations. In the quarter ended March 31, 2009, the Company incurred a loss from operations of $16,114,000, an increase of $8,569,000 over the $7,545,000 loss during the same period in 2008. The increased loss is primarily due to the increase in MG&A, non-cash impairment charges on fixed assets, and our inventory write-down at the Fort Worth plant, all of which are discussed in detail above.

Net Loss. In the quarter ended March 31, 2009, the Company incurred a net loss of $16,090,000, an increase of $8,814,000 over the $7,276,000 loss for the comparable quarter in 2008. The increased loss is primarily due to the increased loss from operations of $8,569,000, along with the $277,000 decline in interest income. Both of which are described in detail above.

RESULTS OF OPERATIONS—COMPARISON OF YEARS ENDED DECEMBER 31, 2008 AND 2007 (Amounts are rounded to the nearest thousand)

Contract Revenue. Contract revenue for the year ended December 31, 2008 amounted to $30,068,000, as compared to $17,531,000 in 2007, an increase of $12,537,000 or 72%. The main contract revenues are outlined in the table below. All contract revenues were generated by domestic projects in 2008.

Name	State	Contract Revenue—2008 (in 000’s)	Name	State	Contract Revenue—2007 (in 000’s)
Denver Airport	CO	$13,479	Fresno Airport	CA	$13,348
Valley Center Municipal Water District	CA	$7,341	Liberty Science Center	NJ	$1,905
Ocean City	NJ	$3,657	LA Baking	CA	$359
Fresno Airport	CA	$2,421	Trenton Court	NJ	$257
AES—Solar Energy	CT	$1,180	Kraws	NJ	$223
All Other		$1,990	All Other		$1,439

TOTAL		$30,068			$17,531

Cost of Contract Revenue. Cost of contract revenue consists primarily of third-party construction and installation expense, materials and supplies required for construction and component equipment, including solar panels, solar array, inverters, and meters.

Gross Profit (Loss) on Contracts. The Company generated a gross loss on contracts totaling $8,573,000 in the year ended December 31, 2008, as compared to a gross profit of $1,489,000 in the year ended December 31, 2007. The 2008 gross loss is mainly the result of the following four projects—Valley Center (CA), Fresno Airport (CA), Windsor (CA), and Denver Airport, incurring gross losses of $2,613,000, $1,933,000, $1,515,000 and $289,000, respectively, plus unabsorbed factory overhead of $1,641,000 at our Entech Solar manufacturing facility, warranty provision of $461,000, which is recorded as 1.5% of total revenue, and inventory reserves of $891,000. The majority of the recorded inventory reserve relates to excess solar panels and inverters on hand at December 31, 2008 that the Company has no future contracts to be utilized in, as these panels and inverters are not a part of the product line being introduced at ENTECH in 2009 and beyond. The gross losses were partially offset by $716,000 of gross profit on a variety of 2008 engagements.

The gross losses on the Valley Center, Fresno Airport and Denver Airport were the result of revised cost under-estimates (in compliance with SOP 81-1) The Windsor gross loss represents unrecoverable costs incurred by the Company in connection with a contract to construct a 783 kilowatt solar power generating system. The Company terminated this contract in accordance with its terms due to its inability to obtain acceptable financing. After many months of effort on the part of the Company, financing for this project, with terms acceptable to the Company, was not achieved and the financing contingency of the agreement was invoked. The $1,515,000 represents project costs incurred in anticipation of the financing being secured, and costs associated with the contract termination, including the satisfactory resolution of all customer and supplier claims.

Marketing, General and Administrative Expenses (MG&A.) MG&A expenses for the year ended December 31, 2008, amounted to $21,040,000, compared to $15,369,000 for the year ended December 31, 2007, an increase of $5,671,000 or 37%. The table below outlines and compares the major expense categories for both years. The most significant two events of 2008 causing the increases in MG&A expenses were the acquisition of ENTECH, Inc., and the added headcount, and surrounding consulting/legal expenses needed to support the larger scale projects commenced in 2008. The Company expects MG&A to decrease in 2009 as a result of reducing personnel and operations in its New Jersey facilities.

Marketing, G&A Exp (by major expense category) (In thousands)	2008	2007	Variance	Comment
Salary & Wages	$8,995	$6,949	$2,046	Increased head count due to larger projects and acquisition
Depreciation & Amort.	2,699	173	2,526	Amortization of intangible assets during 2008
Consultants	2,465	1,297	1,168	Strategic Consultant in 2008, increase in outside contract consulting
Office & Facility Expenses	2,452	1,675	777	New offices leases in New Jersey and Texas acquisition
Legal	1,239	2,249	(1,010)	In-house counsel hired and better management of contract financing
Other	3,190	3,026	164

	$21,040	$15,369	$5,671

Research and Development Expense. Research and development expense consists primarily of salary expense for internal personnel, and related personnel costs, as well as prototype costs incurred to improve the design of the Company’s installations, and expand the Company’s product line. Research and development are critical to the Company’s strategic objectives of enhancing its technology to meet the requirements of its targeted customers. The Company expects to maintain, if not increase, its current level of expenditure for research and development on a going-forward basis. Research and development expenses incurred in the years ended December 31, 2008 and 2007 were $194,000 and $826,000, respectively. The decrease of $632,000 is primarily due to a one-time $500,000 charge to R&D in the third quarter of 2007 for ENTECH R&D start-up.

Loss from Operations. In the year ended December 31, 2008, the Company incurred a loss from operations of $29,705,000, an increase of $15,249,000 over the $14,456,000 loss during the same period in 2007. The increased loss is primarily due to reduced revenues and increased costs related to reduction of personnel and other wind down costs following the acquisition of ENTECH on January 28, 2008.

Beneficial Conversion and Warrant Amortization. This expense is a non-cash charge incurred as a result of the market price of the Company’s common stock on the date of issuance of convertible notes being higher than the effective conversion price of the convertible notes being issued. There were Beneficial Conversion charges, associated with the issuance of convertible notes in July 2005, of $50,000 in the year ended December 31, 2008, as compared to $125,000 in the same period in 2007. At December 31, 2008 the beneficial conversion charges associated with these convertible notes were fully expensed.

Loss on Disposal of Property and Equipment. In the year ended December 31, 2008, the Company incurred charges of $34,000 relating to disposal of various Property and Equipment, as compared to $0 in the year ended December 31, 2007.

Interest Income(Expense). In the year ended December 31, 2008, the Company recorded interest income of $446,000, as compared to $196,000 in the same period of 2007. The interest income increase is the result of increased cash investment income generated from a capital raise in January 2008.

Net Loss. In the year ended December 31, 2008, the Company recorded a net loss of $29,343,000, as compared to $14,385,000 for the same period in 2007, an increase of $14,958,000. The increased loss is primarily due to the increased loss from operations, accompanied by positive Interest Income (Expense), all of which are described in detail above.

Preferred Stock Dividends. These dividends are associated with Series C and F Preferred Stock. The Series C dividends are accrued for at an interest rate of 6%, paid monthly. At the year ended December 31, 2008, the Company recorded an expense of $23,000, as compared to $38,000 in the same period in 2007. Also, at the year ended December 31, 2008, the Company recorded a dividend expense for $15,512,000 in regard to the warrant valuation and beneficial conversion charge associated with the Series F Preferred Stock and Warrants. There were no charges of this type in the year ended December 31, 2007.

COMPARISON OF YEARS ENDED DECEMBER 31, 2007 AND 2006

(amounts are rounded to the nearest thousand)

Contract Revenue. Contract revenue for the year ended December 31, 2007 was $17,531,000, an increase of $414,000, or 2%, from $17,117,000 for 2006. The Company continued its expanded revenue base with further continuing to upgrade the sales and marketing staff, along with taking a more aggressive approach to the bid proposal process. Staffing, both at an office and crew level, were increased and skills upgraded, which played a big part in the Company securing the biggest contract in its existence, a $16.25 million deal with an international airport in Fresno, California. Overall, the increase in revenue over 2007 was obtained as follows; In California, the Company completed four commercial projects with recognized revenue of $406,000 and had one commercial project in progress as of December 31, 2007, with recognized revenue of $13,347,000. The Company also completed fifteen residential projects with aggregate revenue of $667,000. In New Jersey, fourteen commercial projects were completed in 2007 with recognized revenue of $2,692,000. Three residential jobs were completed with recognized revenue of $324,000. In Texas, the Company concluded a 2006 job, recognizing revenue of $51,000. One small international job was completed in 2007, recognizing revenue of $3,000.

Contract Revenue—Related Party. The Company also recorded related party revenue from a sale to a principal shareholder of 12 Mobil MaxPure® units, recognizing revenue of $900,000 in 2007 as compared to $0 in 2006.

Grant Revenue. Grant revenue for the year ended December 31, 2007 was $36,000, a decrease of $181,000, or 83% from $217,000 for 2006. The fluctuation is a reflection of the timing of grant awards and completion of associated tasks/milestones called for under the grants. Grant revenue is expected to be an immaterial portion of the Company’s revenue stream going forward into 2008.

Cost of Contract Revenue. The cost of contract revenue for the year ended December 31, 2007 was $16,042,000, an increase of $1,630,000 or 11% from $14,411,000 in 2006. The increase in cost of contract revenue is principally the result of higher volume in 2007.

Cost of Contract Revenue—Related Party. The Company also recorded related party cost from a sale to a principal shareholder of 12 Mobil MaxPure® units, of $685,000 in 2007 as compared to $0 in 2006.

Cost of Grant Revenue. There was no cost of grant revenue recorded for the year ended December 31, 2007, as compared to $203,000 in 2006.

Gross Profit on Contracts. The Company generated a gross profit on contracts in 2007 of $1,489,000, representing a decrease of $1,217,000, versus the gross profit of $2,706,000 in 2006. Gross profits totaling $1,840,000 were attributable to 36 projects. Gross profits were offset by $216,000 in gross losses generated by five projects. Gross profits are also offset by warranty reserves and other expenses not allocated to individual contracts totaling $135,000. The Company attributes the decrease in margin primarily to its main job at the

Fresno Yosemite International Airport in 2007, a highly competitively bid contract, which generated a gross profit margin of 8%, as opposed to the main job in 2006 that offered a margin of 27%. The Company continued to achieve better overall efficiencies, bid processes, and trained staff in support of the increasingly challenging and complex job bid process.

Gross Profit on Contracts—Related Party. The Company generated gross profits on related party contracts totaling $214,000, as compared to $0 in 2006.

Gross Profit from Grants. The Company generated gross profit of $36,000 from grants in 2007, versus a gross profit of $14,000 in 2006.

Marketing, General and Administrative. Marketing, general and administrative expenses for the year ended December 31, 2007 were $15,369,000, an increase of $7,594,000 or 98%, from $7,775,000 in 2006. The $7,594,000 increase includes increases in salaries and benefits of $2,278,000 associated with increased headcount in 2007. The number of full-time employees increased from 45 as of December 31, 2006 to 93 as of December 31, 2007. The increases were also a result of increases in professional fees totaling $2,900,000 made up of increased costs for legal, accounting, consulting and investor relations. Increases in Sales & Marketing of $700,000 were a result of increased staff and more focus on international markets. Facilities and Office expenses were up $885,000 covering areas such as our new facility in Ewing, recruiting expenses for high level staff, depreciation expense, and general office supplies, printing and postage. Insurance expenses increased by $250,000 due to the need for increased coverage on high exposure contracts, and significant increase in overall headcount. Shareholders’ expense increased by $160,000 due primarily to directors’ fees. Bad Debt write-offs, which the Company recorded as MG&A expense, increased by $318,000, mainly due to an isolated large contract settlement related to revenue recognized prior to 2007. The Company does not expect this type of write-off level to continue in 2008. Increases in other expenses of $103,000 accounted for the balance of the $7,594,000 change from 2006 to 2007.

Research and Development Expenses. Research and development expenses incurred in the year ended December 31, 2007 were $826,000, an increase of $624,000 or 308% from $202,000 in 2006. The increase is partly a result of Mobil MaxPure®, which accounted for $326,000, and the balance was related to development work being performed by ENTECH. The Company continues to develop its intellectual property, and its increased efforts to market the MobilMax product line.

Loss from Operations. In the year ended December 31, 2007 the Company incurred a loss from operations of $14,456,000, an increase of $9,199,000 or 175% from $5,257,000 in 2006.

Debt Sourcing Fees and Commissions. There were no fees and commission expenses incurred to raise debt funding in the year ended December 31, 2007 as compared to $284,000 in 2006.

Beneficial Conversion and Warrant Amortization. This expense is a non-cash charge incurred as a result of the market price of the Company’s common stock on the date of issuance of convertible notes being higher than the effective conversion price of the convertible notes being issued. In the year ended December 31, 2007, the Company incurred $125,000 of beneficial conversion and warrant inducement fees, associated with the issuance of convertible notes in July of 2005. For the year ended December 31, 2006, the Company incurred beneficial conversion and warrant inducement fees of $3,400,000. The increase is attributable to the amortization of the July 2005 convertible notes, using the effective interest method.

Warrant Exercise Inducement Expense. This expense is a non-cash charge incurred as a result of the Company granting short term inducements to certain warrant holders, whereby the exercise price was lowered for a limited period of time. In the years ended December 31, 2007 and 2006, the Company incurred $0 and $1,588,000, respectively. At various times during 2006, the Company offered all individuals who were granted detachable warrants (issued in connection with convertible loans) in 2003 and 2004 a short-term inducement to exercise the warrants at a reduced exercise price ($0.20). The offers were short term in nature and expired anywhere from 30-60 days from the initial offer. The Company notes that 9,099,698 warrants were exercised as a result of the offers. Since the warrants were issued in connection with convertible loans, the Company recorded an expense related to the notes. The expense for the inducement was recorded by obtaining the difference between the Black-Scholes value of the initial fair value of the warrants and that of the short-term modification multiplied by the number of parties who accepted the inducement. The Company used the current stock price, modified exercise price, current volatility, current interest and dividend rate and the 30-60 day term as their inputs for the Black-Scholes model. The Company notes that the expense incurred as a result of these offers was $1,216,527. The additional $371,905 of expense related to the Company issuing 1,447,422 shares of common stock to a debt holder to induce them to exercise their outstanding warrants (not at a discount). The Company calculated this portion of the expense by multiplying the market price of the stock the date the inducement was offered by the number of shares issued.

Interest Income/(Expense), Net. Was $196,000 and ($959,000) in the years ended December 31, 2007 and 2006, respectively, a decrease of $1,155,000 or 120%. This decrease was due to significant decreases in outstanding debt from 2007 to 2006, an expense due to an increase in the value of our Series D Preferred Stock warrant liability of $439,000 during 2006, along with Capital raises in 2007 that resulted in positive interest income.

Income Taxes. The Company did not recognize an income tax benefit for the years ended December 31, 2007 and 2006, respectively. The Company participates in the State of New Jersey’s Corporation Business Tax Benefit Certificate Transfer Program (the “Program”), which allows certain high technology and biotechnology companies to sell unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporate taxpayers.

Accretion of Preferred Stock Dividends. These dividends are associated with Series C 6% Convertible Preferred Stock, and are accrued for at an interest rate of 6%, paid monthly. In 2007 dividend expense was $38,000, as compared to $23,000 in 2006, where the dividend was only accrued over a six month period from the issuance of the preferred shares.

CONSOLIDATED CASH FLOW ACTIVITY

Three Months Ended March 31, 2009 Compared to the Three Months Ended March 31, 2008

Cash Flows from Operating Activities

	Three Months ended March 31,
(in thousands)	2009	2008
Net Cash Used in Operating Activities	$(3,861)	$(9,620)

In the three months ended March 31, 2009, the Company had a decrease in net cash used in operating activities of $5,759,000 in a period when the Company had an increase in net loss of $8,814,000. These changes in working capital items relate mainly to the significant collection of outstanding Letters of Credit, along with the write off of inventory. An analysis of the increased loss is above in the RESULTS OF OPERATIONS discussion. Below is a reconciliation of the increase in net cash used in operating activities.

Increases (decreases) in non-cash charges:
Beneficial Conversion and Warrant Amortization	$(32)
Stock-based employee compensation cost	1,090
Amortization of intangibles and loan origination costs	198
Issuance of stock for services	(13)
Issuance of stock in lieu of interest	(77)
Depreciation	35
Accrued losses on contracts	346
Provision for doubtful accounts	940
Manufacturing operations impairment	6,758
Other	291

9,536
Changes in timing of cash receipts and disbursements related to working capital items	5,037

14,573
Change in net loss—2009 compared to 2008	(8,814)

Decrease in net cash used in operating activities	$5,759

Cash Flows from Investing Activities

	Three Months ended March 31,
(in thousands)	2009	2008
Net Cash Provided by (Used in) Investing Activities	$—	$(4,071)

In the three months ended March 31, 2008, investing activities included the purchase of and advances to ENTECH, Inc., in addition to the purchase of equipment and leasehold improvements.

Cash Flows from Financing Activities

	Three Months ended March 31,
(in thousands)	2009	2008
Net Cash Provided By Financing Activities	$590	$36,171

In the three months ended March 31, 2009, net cash provided from financing activities included proceeds from a related party contribution for the sale of ten Mobile Max units. In the three months ended March 31, 2008, net cash provided from financing activities including proceeds from the issuance of common stock private sales and the exercise of warrants and stock options. The Company accounts for the issuance of warrants and other derivative securities using the fair value method. The fair value of warrants issued is calculated using the Black-Scholes pricing model.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

A summary of the sources and uses of cash and cash equivalents is as follows:

	Year ended December 31,
(In Thousands)	2008	2007	2006
Net Cash Used in Operating Activities	$(21,940)	$(16,552)	$(10,360)
Net Cash Used in Investing Activities	$(9,399)	$(4,396)	$(966)
Net Cash Provided By Financing Activities	$36,633	$22,048	$16,300

Cash Flows from Operating Activities

In 2008, the Company had an increase in net cash used in operating activities of $5.4 million in a period when the Company also had an increase in net loss of $30.5 million. An analysis of the increased loss is above in the RESULTS OF OPERATIONS and COMPARISON OF YEARS ENDED DECEMBER 31, 2008 and 2007. The increase in net cash used in operating activities in 2008, a period when the Company’s net loss increased, is attributable to expenses related to reduction of personnel and other wind down costs associated with pre-existing business following the ENTECH acquisition, changes in non-cash charges, specifically amortization intangible assets, and from the timing of cash receipts and disbursements related to working capital items in 2008. These changes in working capital items relate mainly to the significant increase in job contracts from 2007 to 2008, along with an increase in staffing to coincide with the growth of the Company.

Below is a reconciliation of the increase in net cash used in operating activities:

(in thousands)
Increases (decreases) in non-cash charges:
Accretion of preferred stock dividends—Series C	$(15)
Preferred stock dividend attributable to beneficial conversion and warrant amortization	15,512
Beneficial conversion and warrant amortization	(75)
Stock-based employee compensation cost	(315)
Amortization of Intangibles and loan origination costs	2,279
Issuance of stock for service	(137)
Issuance of options and warrants for services	214
Share-based non-employee compensation cost	323
Issuance of stock in lieu of interest	51
Depreciation	380
Loss on disposal of assets	34
Bad debt expense	(202)
Other	(160)

17,889
Changes in timing of cash receipts and disbursements related to working capital items	7,178

25,067
Change in net loss—2008 compared to 2007	(30,455)

Increase in net cash used in operating activities	$(5,388)

Cash Flows from Investing Activities

In 2008, investing activities included the purchase of ENTECH, Inc. and the purchases of and advances on machinery and equipment relating to the new facility being leased in Texas.

In 2007, investing activities included the deferred acquisition costs and advances to ENTECH Inc. Investing activities also included leasehold improvements for the Company’s former corporate headquarters in Ewing, New Jersey, and the purchase of office equipment including computers for the increased workforce.

In 2007 and 2006, investing activities included the deferred acquisition costs and advances to ENTECH Inc. Investing activities also included leasehold improvements for the Company’s corporate headquarters in Ewing, New Jersey, and the purchase of office equipment including computers for the increased workforce.

As part of the acquisition agreement, the Company provided $5.0 million to ENTECH for working capital to provide research and development engineering related to the implementation of a new manufacturing plant in Texas. Approximately $2.7 million of working capital was provided to ENTECH as of December 31, 2007, of which $500,000 was expensed as research and development expense on the Company’s Statement of Operations in the quarter ending September 30, 2007. The remaining $2.3 million of capital was provided to ENTECH subsequent to December 31, 2007 and prior to the merger which was completed on January 28, 2008.

Cash Flows from Financing Activities

In 2008, the Company financed its operations principally through the issuance of common stock as the result of private sales and the exercise of warrants and stock options. The Company accounts for transactions with non-employees, in which financing, goods or services are the consideration received for the issuance of equity warrant instruments under the fair value method. The fair value of warrants issued is calculated using the Black-Scholes pricing model.

On February 13, 2008 the Company announced that it had raised $29.64 million from The Quercus Trust in a private placement of 16,629 shares of the Company’s Series F Convertible Preferred Stock at a price of $1,782 per share.

In January 2008, The Quercus Trust advanced the Company $6.0 million at a rate of 8%. These funds were used primarily to expedite the acquisition of ENTECH on January 28, 2008. The outstanding principal amount of the note and all accrued and unpaid interest was repaid on February 12, 2008. The outstanding principal amount of the note and all accrued and unpaid interest were converted into 3,371 shares of the Company’s Series F Convertible Preferred Stock at a price of $1,782 per share.

In 2007, the Company issued 1,233,666 shares of 10% convertible debentures maturing in 2007 and 2008 generating net proceeds of $185,050. In addition, 18,884,465 shares of common stock were issued upon the exercise of warrants and stock options, raising $3,621,555.

On September 28, 2007, the Company entered into a Stock and Warrant Purchase Agreement with The Quercus Trust, whereby The Quercus Trust purchased 7.5 million shares of WorldWater’s common stock at a price of $1.782 per share, for total proceeds of $13,365,000. The Agreement also provides for the issuance of warrants to The Quercus Trust for the purchase of 9.0 million additional shares of WorldWater’s common stock at an exercise price of $1.815, subject to certain adjustments.

On April 12, 2007, the Company initiated a private offering. A summary of the offering included 10,900,000 Shares of the Company’s Common stock issued at $0.50 per share, with a five-year warrant attached to purchase 3,500,000 Shares of the Company’s common stock at $0.50. Net proceeds from this offering amounted to $5,117,000. The net proceeds from this offering were used by the Company primarily for working capital.

Historical Cash Flow Analysis—Comparison of the years ended December 31, 2007 and 2006

Cash Flows from Operating Activities

	Year ended December 31,
	2007	2006
	(in thousands)
Net Cash Used in Operating Activities	$(16,550)	$(10,362)

In 2007, the Company had an increase in net cash used in operating activities of $6,187,290 in a period when the Company also had an increase in net loss of $2,896,647. An analysis of the increased loss is above in the RESULTS OF OPERATIONS and COMPARISON OF YEARS ENDED DECEMBER 31, 2007 and 2006. The increase in net cash used in operating activities in 2007, a period when the Company’s net loss increased, is attributable to changes in non-cash charges and from the timing of cash receipts and disbursements related to working capital items in 2007. These changes in working capital items relate mainly to the significant increase in job contracts from 2006 to 2007, along with an increase in staffing to coincide with the growth of the company.

(in thousands)
Increases (decreases) in non-cash charges:
Beneficial conversion and Warrant amortization	$(7,327)
Warrant exercise inducement expenses	(1,589)
Issuance of stock for service	19
Depreciation and amortization	89
Stock-based employee compensation cost	(106)
Interest expense attributable to increase in value of warrant liability	(439)
Amortization of interest expense	(334)
Issuance of options and warrants for services	(10)
Amortization of intangibles and loan origination costs	(291)
Share-based non-employee compensation cost	(45)
Amortization of deferred compensation	(45)
Issuance of stock in lieu of interest	(43)
Other	160
Bad debt expense	317

(9,644)
Changes in timing of cash receipts and disbursements related to working capital items	2,297

(7,347)
Change in net loss—2007 compared to 2006	1,155

Increase in net cash used in operating activities	$(6,192)

Refer to Warrant Exercise Inducement Expense section on the MD&A for a detailed description of the transactions.

Cash Flows from Investing Activities

	Year ended December 31,
	2007	2006
	(in thousands)
Net Cash Used in Investing Activities	$(4,396)	(966)

In 2007 and 2006, investing activities included the deferred acquisition costs and advances to ENTECH Inc. Investing activities also included leasehold improvements for the company’s corporate headquarters in Ewing, NJ, and the purchase of office equipment including computers for the increased workforce.

As part of the merger agreement, the Company provided $5.0 million to ENTECH for working capital to provide research and development engineering related to the implementation of a new manufacturing plant in Texas. Approximately $2.7 million of working capital was provided to ENTECH as of December 31, 2007, of which $500,000 was expensed as research and development expense on WorldWater’s Statement of Operations in the quarter ending September 30, 2007. The remaining $2.3 million of capital was provided to ENTECH subsequent to December 31, 2007 and prior to the merger which was completed on January 28, 2008.

Cash Flows from Financing Activities

	Year ended December 31,
	2007	2006
Net Cash Provided By Financing Activities	$22,048	$16,300

In 2007, the Company issued 1,233,666 shares of 10% convertible debentures maturing in 2007 and 2008 generating net proceeds of $185,050. In addition, 18,884,465 shares of common stock were issued upon the exercise of warrants and stock options, raising $3,621,555.

On September 28, 2007, the Company entered into a Stock and Warrant Purchase Agreement with the Quercus Trust, whereby the Quercus Trust purchased 7.5 million shares of WorldWater’s common stock at a price of $1.782 per share, for total proceeds of $13,365,000. The Agreement also provides for the issuance of warrants to the Quercus Trust for the purchase of 9.0 million additional shares of WorldWater’s common stock at an exercise price of $1.815, subject to certain adjustments. The exercise of warrants into common stock cannot take place until additional shares are authorized by the company’s shareholders. Prior to September 28, 2007, the Quercus Trust and its affiliates owned approximately 21.6 million shares of WorldWater common stock, representing approximately 12.2% of the equity ownership in the Company, or 8.2% on a fully diluted basis. With this Agreement, the Quercus Trust and its affiliates own approximately 16.4% of the equity ownership in WorldWater, or 10.6% on a fully diluted basis as of September 30, 2007.

On April 12, 2007, the Company initiated a private offering. A summary of the offering included 10,900,000 Shares of the Company’s Common stock issued at $0.50 per share, with a five-year warrant attached to purchase 3,500,000 Shares of the Company’s common stock at $0.50. Net proceeds from this offering amounted to $5,117,000. The net proceeds from this Offering were used by the Company primarily for working capital.

Liquidity and Capital Resources

At March 31, 2009, the Company’s current ratio was 2.31, with working capital of $7.3 million, and cash and cash equivalents of $8.9 million, as compared to December 31, 2008 with a current ratio of 3.12, working capital of $15.5 million, and cash and cash equivalents of $12.2 million.

The Company has historically financed operations and met capital expenditures requirements primarily through issuance of capital stock and borrowings and through solar system equipment sales.

On March 13, 2009, the Company announced that it intends to effect a $3 million common stock rights offering to its shareholders in order to raise equity capital for general corporate and working capital purposes. The Company subsequently announced, on July     , 2009, an increase in the size of the rights offering to $5 million. The rights will have an exercise price of $0.            per share, which is equal to     % of the closing price per share for the common stock on March 12, 2009. The Quercus Trust, the largest beneficial owner of Entech Solar’s common stock, has agreed to purchase up to $764,000 of shares that may not be subscribed through the exercise of right by other shareholders. This commitment is in addition to The Quercus Trust’s purchase of $1,236,000 of shares which it will have the right to purchase due to its current share holdings in the Company. A record date for the rights offering has not been determined.

Presently, with no further financing, we currently anticipate that the Company will likely expend all cash resources in late third quarter or early fourth quarter 2009. If we are unable to raise additional financing, we could be required to reduce our spending plans, reduce our workforce further, license to others products or technologies that we would otherwise seek to commercialize ourselves and sell certain assets. There can be no assurance that we will obtain financing, on terms acceptable to us.

The consolidated financial statements are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company’s recurring losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to continue to raise funds through the sale of capital stock and/or additional borrowings. However, there can be no assurance that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the Financial Accounting Standards Board (“FASB”) ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption for an existing instrument is not permitted. The adoption of this statement did not have a material impact on the Company’s Condensed Consolidated Financial Statements.

In May 2008, FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1), which clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 was effective for the Company January 1, 2009. The adoption of this statement did not have a material impact on the Company’s March 31, 2009 Condensed Consolidated Financial Statements.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

At December 31, 2008, the Company’s current ratio was 3.12 compared to 2.34 at December 31, 2007. As of December 31, 2008, we had working capital of $15,500,000 compared to $14,215,991 as of December 31, 2007. Cash and cash equivalents were $12,200,000 as of December 31, 2008, as compared to $6,873,448 as of December 31, 2007.

The Company has historically financed operations and met capital expenditures requirements primarily through issuance of debentures, sales of capital stock and solar system equipment sales. Management plans to continue to raise funds through the sale of capital stock.

In January 2008, The Quercus Trust advanced the Company $6.0 million with an interest rate of 8%. These funds were used primarily to expedite the acquisition of ENTECH, Inc. on January 28, 2008. On February 12, 2008, the outstanding principal amount of the note and all accrued and unpaid interest were converted into 3,371 shares of Entech Solar Series F Convertible Preferred Stock at a price of $1,782 per share.

On February 13, 2008 the Company announced that it had raised $29.64 million from The Quercus Trust in a private placement of 16,629 shares of Entech Solar Series F Convertible Preferred Stock at a price of $1,782 per share.

On March 13, 2009, the Company announced that it intends to effect a $3 million common stock rights offering to its shareholders in order to raise equity capital for general corporate and working capital purposes. The Company subsequently announced an increase in the size of the rights offering to $5 million. The Quercus Trust, the largest beneficial owner of Entech’s common stock, has agreed to back stop the rights offering by purchasing on the same terms up to $764,000 of shares not subscribed through the exercise of rights, in addition to the $1,236,000 of shares it will have the right to purchase due to its current ownership interest in Entech, for a total investment of up to $2 million. A record date for the rights offering has not been determined.

Presently, with no further financing, we will run out of funds in or about October 2009. If we are unable to raise additional financing, we could be required to reduce our spending plans, reduce our workforce, license to others products or technologies we would otherwise seek to commercialize ourselves and sell certain assets. There can be no assurance that we can obtain financing, if at all, on terms acceptable to us.

We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should we be unable to continue in existence.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

At December 31, 2007, our current ratio was 2.19 compared to 2.34 at December 31, 2006. As of December 31, 2007, we had $14,215,991 of working capital compared to working capital of $9,294,450 as of December 31, 2006. Cash and cash equivalents were $6,873,448 as of December 31, 2007, as compared to $5,801,852 as of December 31, 2006.

The Company has historically financed operations and met capital expenditures requirements primarily through sales of capital stock and solar system equipment sales. Management plans to continue to raise funds through the sale of capital and forecasts increased revenues.

On September 28, 2007, the Company raised $13,365,000 through a Stock and Warrant Purchase Agreement with the Quercus Trust, whereby the Quercus Trust purchased 7.5 million shares of WorldWater’s common stock at a price of $1.782 per share.

On February 13, 2008 the Company announced that it has raised $35.64 million from The Quercus Trust in a private placement of 20,000 shares of WorldWater Series F Convertible Preferred Stock at a price of $1,782.00 per share.

The Company has budgeted for $5.5 million of capital expenses in 2008, mainly consisting of machinery and equipment for its 71,000 square foot technical and manufacturing facility, which is leased in the County of Tarrant, TX.

In January 2008, Quercus Trust advanced the Company $6.0 million at a rate of 8%. These funds were used primarily to expedite the acquisition of ENTECH on January 28, 2008. The outstanding principal amount of the note and all accrued and unpaid interest was repaid on February 12, 2008.

We believe that our existing cash balance together with our other existing financial resources, including our capital raise in 2008, and revenues from sales of our solar systems, will be sufficient to meet our operating and capital requirements beyond the first quarter of 2009.

Below is a table showing the potential issuable shares and available authorized common to be issued as of December 31, 2007.

As of December 31, 2007
Number of authorized common shares:	275,000,000
Less common shares outstanding:	189,352,674
Less potential issuable common shares:
Warrants	13,484,226
Debt conversion rights	1,454,470
Stock options	14,589,417
Preferred stock conversion rights	55,842,797

Total Potential Issuable Common Shares	85,370,910

Available common shares to be issued:	276,416

On October 29, 2007, we entered into a merger agreement to acquire ENTECH. The merger agreement requires, among other things, the payment of $5 million and the issuance of 19,672,131 shares of WorldWater common stock to the ENTECH stockholders. Since we did not have sufficient authorized and unissued shares of common stock to complete the merger, on January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company’s common stock held by The Quercus Trust. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company’s common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock discussed in this Proposal. The merger was completed on January 28, 2008. As a result, our stockholders must approve the amendment of our Certificate of Incorporation to increase our authorized common stock in order for to convert the Series E Convertible Preferred Stock to common stock. (See “The Acquisition of ENTECH” below.) If the Company’s stockholders approve the proposed increase in authorized shares, no further action or authorization by the Company’s stockholders will be necessary to convert the Series E Convertible Preferred Stock to common stock.

Additionally, the increase in the authorized number of shares is required in order to accommodate the Company’s anticipated growth and to pursue new business. The increased share authorization will provide the Company with an ability to raise capital funds that may be necessary to further develop its core business, to fund other potential acquisitions, to finance working capital requirements, to have shares available for use in connection with its stock option plans, and to pursue other corporate purposes that may be identified by the board of directors. The board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any future actions. No further action or authorization by the Company’s stockholders would be necessary prior to issuance of these additional shares of common stock authorized under the amendment, except as may be required for a particular transaction by the Company’s Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the NASDAQ Stock Market or of any stock exchange on which the Company’s common stock may then be listed.

Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed amendment is not in response to any effort by any person or group to accumulate the Company’s stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the board of directors to recommend or implement a series of anti-takeover measures.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CONTRACTUAL OBLIGATIONS

The Company’s commitments and guarantees for the remainder of 2009 and the years 2010 through 2013 and thereafter are estimated below:

(In thousands)	2009	2010	2011	2012	2013	Thereafter	Total
Employment obligations	$979	$1,168	$50	$—	$—	$—	$2,197
Renewable energy credit guarantee obligations	60	60	60	60	—	—	240
Operating lease payments	677	773	773	773	816	2,722	6,534

Total	$1,716	$2,001	$883	$833	$816	$2,722	$8,971

Operating Leases

Texas

The Company’s executive office, manufacturing, and research and development facility is housed in a 71,000 square foot facility in Fort Worth, Texas. The facility is leased under an operating lease that commenced March 7, 2008, for a period of ten (10) years expiring in 2018.

The Company also occupies a building in Keller, Texas. This building is leased under an operating lease expiring June 30, 2009.

New Jersey

The Company occupies a 30,000 square foot site located at 200 Ludlow Drive, Ewing, New Jersey. The facility is leased under an operating lease commencing July 1, 2007, and expiring June 30, 2015.

California

In September 2005, the Company acquired Quantum Energy Group in Applegate, California which included the transfer of their five-year lease expiring April 30, 2009. The Company ended the lease and vacated the premises as of April 30, 2009.

In December 2007, the Company opened a sales office in Poway, California under a two-year lease expiring December 24, 2009.

Employment Agreements

Upon the closing of the ENTECH acquisition, the Company entered into employment agreements with five ENTECH employees that provide for base compensation ranging between $79,284 and $196,248. Each of the five ENTECH employees also received options to purchase 300,000 shares of the Company’s common stock. As additional compensation, four of such ENTECH employees are entitled to an amount calculated as 0.2% of ENTECH’s gross revenues determined in accordance with accounting principles generally accepted in the United States until the accumulated total of such additional compensation paid by the Company to each of them equals $1,000,000. As of March 31, 2009, no additional compensation was earned.

On March 18, 2008, the Company entered into an Executive Employment Agreement (the “Agreement”) with Robert A. Gunther, the Company’s Senior Vice President and General Counsel. The Agreement provided for a three-year term and an annual base salary of $200,000. Mr. Gunther received options to purchase 300,000 shares of the Company’s common stock under the terms of the Company’s 1999 Incentive Stock Option Plan. Options to purchase 50,000 shares of common stock vested on July 7, 2008 and the balance vest in 30 equal monthly installments commencing August 2008 and continuing in each of the subsequent 29 months. In connection with the Company’s restructuring efforts and relocation of its headquarters, Mr. Gunther left the Company on May 1, 2009.

On February 5, 2007 the Company entered into an employment agreement with Dr. Frank W. Smith, then the Company’s Chief Operating Officer, with a term that expires February 4, 2010. The employment agreement provided for annual compensation of $200,000 and an initial grant of 600,000 stock options vesting over the term of the employment agreement.

On December 18, 2006, the Company entered into a five-year employment agreement with Mr. Quentin Kelly, former Chief Executive Officer, effective January 1, 2007. Adjusted compensation under the agreement is $250,000 annual salary and $1,200 per month auto allowance. Mr. Kelly participates in the Company’s “fringe benefits” including health coverage and the maintenance of a whole life policy. The benefits continue if employment is terminated without cause or by reason of death or disability to Mr. Kelly or his estate for the remaining term of the agreement or a period of 24 months, whichever is longer. Effective January 19, 2007, Mr. Kelly was granted 5,000,000 stock options at an exercise price of $0.40, fair market value at the date of the grant. These shares will vest twenty percent (20%) per year, with the first twenty percent (20%) vesting immediately upon the grant of the options and the remaining options vesting twenty percent (20%) per year on the annual anniversary of the initial grant.

The Company and Mr. Kelly amended his employment agreement on December 31, 2008 such that, upon Mr. Kelly’s termination from the Company, the total of Mr. Kelly’s cash severance payments was fixed at $888,000, he was eligible to receive 1,000,000 common shares of Company stock, and all outstanding stock options would vest immediately. In addition, the amended employment agreement allotted Mr. Kelly $225,000 of credit towards the purchase price of certain of the Company’s Mobile MaxPure® assets. Receipt of the amended severance compensation and the Mobile MaxPure® purchase price credit were subject to Mr. Kelly entering into a release of claims on terms satisfactory to the Company.

Mr. Kelly resigned from the Company on January 7, 2009 and the parties executed a Separation Agreement and General Release as of January 20, 2009. On March 6, 2009, Mr. Kelly and the Company closed on the sale to Mr. Kelly of substantially all of the Mobile MaxPure® assets and certain trademarks relating to the Company’s former names for $358,035. Mr. Kelly received the $225,000 purchase price credit and the parties agreed that the balance of the purchase price, $133,035, would be paid by Mr. Kelly through the reduction of Mr. Kelly’s cash severance payments. Mr. Kelly will receive a severance payment of $29,000 in July 2009, with the balance of $457,000 to be paid in April 2010. The amounts were accrued for at March 31, 2009, and included in Accounts Payable and Accrued Expenses and Severance Payable – Long-term, on the accompanying Condensed Consolidated Balance Sheets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DISCLOSURES ABOUT MARKET RISK

Entech Solar is exposed to certain market risks arising from transactions it has entered into in the normal course of business.

Foreign Currency Transaction Risk

Entech Solar does not believe it is exposed to foreign currency exchange risk because all of its sales and purchases are denominated in United States dollars.

Commodity Price Risk

Entech Solar is subject to market risk from fluctuating market prices of certain raw materials. While such materials are typically available from numerous suppliers, commodity raw materials are subject to price fluctuations. Entech Solar endeavors to recoup these price increases from its customers on an individual contract basis to avoid operating margin erosion. Entech Solar has historically not entered into any contracts to hedge its commodity risk although it may do so in the future. Commodity price changes can have a material impact on Entech Solar’s prospective earnings and cash flows.

Fixed-price Contract Risk

The Company utilizes fixed-price contracts which result in business risk, such as:

•	uncertainty in estimating the technical aspects and effort involved to accomplish the work within the contract scope and schedule;

•	labor availability and productivity;

•	supplier and subcontractor pricing and performance; and

•	availability and pricing of components (particularly solar modules).

Intellectual Property Risk

The Company relies on a variety of intellectual property rights in the performance of its product and service delivery to its customers. The Company may not be able to preserve these intellectual property rights in the future and these rights could be invalidated, circumvented or challenged. Failure to protect the Company’s proprietary information and successfully defend challenges or infringement proceedings against the Company could materially and adversely affect the Company’s competitive position.

Technological Development Risk

The market for our equipment and services is characterized by continual technological developments to provide better and more reliable performance and services. If the Company is not able to design, develop, and produce commercially competitive products and complete installation in a timely manner in response to changes in technology, the business and revenues could be materially and adversely affected.

Similarly, if the Company’s proprietary technologies and equipment become obsolete, it may no longer be competitive and its business and revenues could be materially and adversely affected.

Personnel Risk

The engineering services provided by the Company are complex and highly engineered and often must be performed in harsh conditions. The Company’s success depends on its ability to employ and retain technical personnel with the ability to design, utilize and enhance these products and services. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in wages paid by competing employers could result in a reduction of our skilled labor force and/or increases in wage rates that we must pay. If either of these events were to occur, our cost structure could increase, our margins decrease and our growth potential could be impaired.

Government Incentive Risk

The competitiveness of our technology and equipment is very much dependent upon governmental and utility rebates and incentives, including tax incentives. If these rebates and incentives were to be materially reduced or eliminated, the Company’s business and revenues could be materially and adversely affected.

Internal Control Risk

Effective internal controls are necessary for the Company to provide reliable financial reports. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires the Company to evaluate and report on its internal controls over financial reporting and have its independent auditors annually attest to its evaluation, as well as issue their own opinion on the Company’s internal controls over financial reporting.

The Company has prepared for compliance with Section 404 by strengthening, assessing and testing its system of internal controls to provide the basis for its report. The process of strengthening its internal controls and complying with Section 404 is expensive and time-consuming, and requires significant management attention. The Company cannot be certain that these measures will ensure that it will maintain adequate controls over its financial processes and reporting in the future. Furthermore, as the Company grows its business, its internal controls will become more complex and will require significantly more resources to ensure its internal controls remain effective.

Financing Risk

While the Company has been successful in raising capital to continue its operations, the Company does not know whether it will be able to raise additional financing or financing on terms favorable to it in the future. If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund current operations or otherwise respond to competitive pressures will be significantly limited.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the executive officers and directors of the Company. Their respective backgrounds are described following the table:

NAME	AGE	POSITION WITH THE COMPANY
Dr. Frank W. Smith	51	Chief Executive Officer and Director
Sandra J. (Sandy) Martin	47	Chief Financial Officer
Sean C. Rooney	41	Chief Operating Officer
Mark J. O’Neill	63	Chief Technology Officer and Director
David Gelbaum	60	Director, Chairman of the Board
David Anthony	48	Director, Chairman of the Compensation Committee
Peter L. Corsell	31	Director
Jacob J. Worenklein	60	Director, Chairman of the Audit Committee

Dr. Frank W. Smith joined the Company as Chief Operating Officer in February 2007. On March 18, 2008, the Company promoted Dr. Smith to Chief Executive Officer and appointed him to the Board of Directors. He previously served as Vice President of Strategy and Business Development at EMCORE Corporation in 2006, where he identified target acquisitions, managed the due diligence process, and provided strategic direction for the company. From 2004 to 2005, he was an Operations Director at JDS Uniphase, where he managed several business units between 1999 and 2004, before which he was a Program Manager at Lockheed Martin. He was also a Manager at MIT’s Lincoln Labs and has accumulated five patents under his name as well as having published nearly two dozen articles. Dr. Smith graduated with a B.S. in Engineering & Applied Science from Yale University and completed a Master’s and Ph.D. in Electrical Engineering & Computer Science from MIT, with a minor in Business Administration from MIT’s Sloan School of Business. Dr. Smith is a Class II Director and his term as director expires in 2011.

Sandra J. (Sandy) Martin was appointed Chief Financial Officer on June 11, 2009. She joined the Company as Corporate Controller on March 19, 2009, and was appointed Chief Accounting Officer on April 2, 2009. Before joining the Company, Ms. Martin served as Vice President of Investor Relations for Sally Beauty Holdings from October 2006 through June 2008. Prior to that, she held finance and accounting positions of increasing responsibility during her fourteen year tenure with Pier 1 Imports, including Director of Financial Reporting, Corporate Planning & Analysis, and Investor Relations. Ms. Martin also worked as an internal auditor for a major retailer and was a Senior Auditor for a national public accounting firm. Ms. Martin earned an M.B.A. from the M.J. Neeley School of Business at Texas Christian University and a B.B.A. in Accounting from the University of Texas at Arlington.

Sean C. Rooney was appointed Chief Operating Officer of the Company on January 29, 2009. Mr. Rooney previously was the Company’s Vice President, Engineering, Procurement and Construction (“EPC”) Operations, since he joined the Company on February 22, 2008. Mr. Rooney was responsible for directing all EPC Operations for the Company. Prior to joining the Company, Mr. Rooney worked 11 years for Fluor Corporation in construction management positions of increasing responsibility. Mr. Rooney left Fluor as its Global Director of Construction Services. Mr. Rooney earned a B.S. degree in Construction Science from Texas A&M University in 1989.

Mark J. O’Neill is the Company’s Chief Technology Officer and co-founder of Entech, Inc. He was appointed to the Board of Directors on March 12, 2009. Prior to co-founding Entech in 1983, Mr. O’Neill served in a variety of engineering and management positions with E-Systems, Inc., Northrop, Inc., and Lockheed Missiles & Space Company. Mr. O’Neill has authored 15 U.S. patents for inventions ranging from Fresnel lens solar concentrators to collimating tubular skylights. He holds a B.S. in Aerospace Engineering from the University of Notre Dame.

David Gelbaum is the Chairman of the Company’s Board of Directors and a member of the Audit Committee and the Compensation Committee. Mr. Gelbaum was appointed to the Board on February 20, 2008 and became Chairman on January 12, 2009. Mr. Gelbaum is the co-trustee of The Quercus Trust which, pursuant to rights given to The Quercus Trust as the holder of the Company’s Series D Convertible Redeemable Preferred Stock and in accordance with the terms and conditions of a letter agreement between the Company and The Quercus Trust entered into in connection with The Quercus Trust’s purchase of Series F Convertible Preferred Stock (which automatically converted into common shares on July 26, 2008), has nominated four directors to the Board. Mr. Gelbaum is one such director. Mr. Gelbaum has been a private investor since 2002. From 1989 until 2002, Mr. Gelbaum performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity.

David Anthony is one of four directors on the Company’s Board of Directors nominated by The Quercus Trust. Mr. Anthony was appointed to the Board on February 20, 2009 and is the Chairman of the Compensation Committee of the Board of Directors. For the past five years, Mr. Anthony has been Managing Partner of 21 Ventures, LLC, a New York based company that provides seed and bridge capital to early stage technology ventures. Mr. Anthony also serves on the board of directors of Agent Video Intelligence, Orion Solar,

BioPetroClean, Cell2Bet, Juice Wireless, Visioneered Image Systems, and VOIP Logic. He is an Adjunct Professor at the New York Academy of Sciences and also serves as entrepreneur-in-residence at the University of Alabama, Birmingham School of Business. Mr. Anthony received his M.B.A. from The Tuck School of Business at Dartmouth College in 1989 and a B.A. in economics from George Washington University in 1982.

Peter L. Corsell is one of four directors on the Company’s Board of Directors nominated by The Quercus Trust. Mr. Corsell was appointed to the Board on February 18, 2009. Mr. Corsell is Chief Executive Officer of GridPoint, Inc., an Arlington, Virginia based company founded by Mr. Corsell in 2003. Mr. Corsell also serves as Chairman of the World Economic Forum’s Global Agenda Council on Alternative Energies and is a member of Newsweek’s Global Environment and Leadership Advisory Committee. In addition, he serves on XcelEnergy’s Smart Grid Advisory Board, the Environmental Media Association’s Corporate Board and the board of directors of Standard Renewable Energy. Previously, Mr. Corsell served with the U.S. State Department in Cuba and as a political analyst with the Central Intelligence Agency. Mr. Corsell holds a B.S. from the School of Foreign Service at Georgetown University.

Jacob J. Worenklein is one of four directors on the Company’s Board of Directors nominated by The Quercus Trust. Mr. Worenklein was appointed to the Board and to the Audit Committee on March 19, 2009. Mr. Worenklein previously served as chairman and CEO of US Power Generating Company from 2003 until 2008. Prior to founding US Power Generating Company, Mr. Worenklein served as a senior banker at Societe Generale and at Lehman Brothers. Prior to joining Lehman Brothers, Mr. Worenklein was a partner at Milbank Tweed Hadley & McCloy, where he founded the firm’s power and project finance practices. Mr. Worenklein is currently a member of the Board of Directors of Ormat Technologies, Inc., GridPoint, Inc., and Entegra Power Group. Mr. Worenklein received a B.A. from Columbia University and a J.D. and M.B.A. from New York University.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by our executive officers and places in context the data presented in the tables that follow. In addition, in this section, we address the compensation paid or awarded during fiscal years 2008, 2007 and 2006 to our chief executive officer (principal executive officer), chief accounting officer (principal accounting officer) and three other executive officers who were the most highly compensated executive officers in fiscal year 2008. We refer to these five executive officers as our “Named Executive Officers.”

Our executive compensation program is overseen and administered by the Compensation Committee. The Compensation Committee has responsibility for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and related duties. Management presents cash and equity compensation recommendations to the Compensation Committee for its consideration and approval. The Compensation Committee reviews these proposals and makes all final compensation decisions for corporate executive officers by exercising its discretion in accepting, modifying or rejecting any management recommendations.

Objectives of Our Compensation Program

Our executive compensation program is intended to meet three principal objectives:

•	to provide competitive compensation packages to attract and retain superior executive talent;

•	to reward successful performance by the executive and the Company by linking a significant portion of compensation to our financial and business results; and

•	to further align the interests of executive officers with those of our Company stockholders by providing long-term equity compensation and meaningful equity ownership.

To meet these objectives, our compensation program balances short-term and long-term performance goals and mixes fixed and at-risk compensation that is directly related to stockholder value and overall performance.

Our compensation program for senior executives, including the Named Executive Officers, is designed to reward Company performance. The compensation program is intended to reinforce the importance of performance and accountability at various operational levels, and therefore a significant portion of total compensation is in both cash and stock-based compensation incentives that reward performance as measured against established goals, i.e., “pay for performance.” Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. For each Named Executive Officer, we look at each individual’s contributions to our overall results as well as our operating and financial performance compared with targeted goals.

Elements of Our Executive Compensation Program

In 2008, the principal elements of compensation for Named Executive Officers were:

•	annual cash compensation consisting of base salary and performance-based incentive bonuses;

•	long-term equity incentive compensation; and

•	benefits and perquisites.

Annual Cash Compensation

Our annual cash compensation packages for executive officers include base salary and a performance-based executive incentive compensation bonus.

Base Salary. We review the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities. Base salaries are determined for each Named Executive Officer based on his or her position and responsibility by using survey data. Salary for each Named Executive Officer for calendar year 2008 is reported in the Summary Compensation Table below.

Performance-Based Incentive Compensation. The annual bonus for executive officers is designed to reward our executives for the achievement of annual financial goals related to the business for which they have responsibility. A minimum incentive may be earned upon achieving certain threshold goals, which are set generally at levels that reflect an improvement over prior year results, and no payment is awarded if the threshold goal is not achieved. Consistent with our focus on pay for performance, additional amounts can be earned when actual performance exceeds on-target performance.

Additional mid-range goals between threshold and target with corresponding incentive amounts are also established. The Company may revise or cancel an executive’s bonus at any time as a result of a significant change in circumstances or the occurrence of an unusual event that was not anticipated when the performance plan was approved.

Long-Term Equity Compensation

We intend for our Incentive Stock Option Plan to be the primary vehicle for offering long-term incentives and rewarding our executive officers, managers and key employees. Because of the direct relationship between the value of an option award and the value of our stock, we believe that granting options is the best method of motivating our executive officers to manage our Company in a manner that is consistent with the interests of our Company and our stockholders. We also regard our equity program as a key retention tool. Retention is an important factor in our determination of the type of award to grant and the number of options to grant.

Benefits and Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the Named Executive Officers. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees in the particular country in which the Named Executive Officer resides, including medical and dental care coverage, life insurance coverage, short-and long-term disability and a 401(k) or defined contribution pension plan.

The Company limits the use of perquisites as a method of compensation and provides executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites provided to the Named Executive Officers include leased automobiles and related tax gross-ups and are quantified in the Summary Compensation Table below.

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect the Compensation Committee’s compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate.

Stock Ownership Requirements

The Company does not maintain a policy relating to stock ownership for its executive officers and our executive officers do not hold a substantial portion of our stock. The Compensation Committee periodically reviews whether adoption of such a policy is appropriate for our executive officers.

Summary Compensation Table

The following table summarizes the compensation paid to our Named Executive Officers during fiscal years 2006, 2007 and 2008.

Summary Compensation Table for Named Executive Officers

NAME & PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OPTION AWARDS ($)(1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION CHARGES	ALL OTHER COMPENSATION ($)	TOTAL ($)
Dr. Frank W. Smith	2008	220,000		52,000			272,000
Chief Executive Officer and Director (2)(3)	2007	178,030	27,865	52,000			257,895

James Vittor	2008	120,845	15,000	21,667			157,512
Chief Accounting Officer (4)(5)	2007	107,867		3,667			111,534
	2006	27,689	2,500	3,667			33,856

Sean C. Rooney	2008	156,166		27,000		70,687	253,853
Chief Operating Officer (6)(7)(8)

Robert A. Gunther	2008	197,051		27,000		8,400	232,451
Senior Vice President and General Counsel (9)(10)(11)

Mark J. O’Neill	2008	179,894		24,000			203,894
Chief Technology Officer and Director (12)(13)

Quentin T. Kelly	2008	302,084		250,000		72,903	624,987
Chief Executive Officer and Chairman (14)(15)(16)(17)	2007	250,000	59,750	250,000	110,072	58,000	727,822
	2006	160,000	50,000	37,200		58,000	305,200

Larry L. Crawford	2008	127,375		34,000		89,375	250,750
Executive Vice President and Chief Financial Officer (18)(19)(20)	2007	175,000	29,093	34,000		9,000	247,093
	2006	71,423	11,093	34,000		9,000	125,516

(1)	This column represents the dollar amounts recognized by the Company for the years shown for the fair value of common stock options granted in those years, as well as in prior years, in accordance with SFAS 123R.

(2)	Dr. Smith joined the Company as Chief Operating Officer in February 2007. On March 18, 2008, the Board of Directors promoted Dr. Smith to Chief Executive Officer and elected him to the Board of Directors.

(3)	600,000 options granted February 11, 2007 in connection with employment contract; options were granted at the market price at date of grant. 100,000 options vested August 11, 2007 and options vest ratably thereafter for 30 months. 366,666 options vested through the year ended December 31, 2008. SFAS 123R expense for 2007 and 2008 was $52,000 and $44,000, respectively.

(4)	Mr. Vittor joined the Company in September 2006 as Corporate Controller. He was appointed the Company’s Chief Accounting Officer on June 18, 2008.

(5)	100,000 options granted September 5, 2006 and 200,000 options granted September 4, 2008; options were granted at $0.19 and $0.46, the market prices at the 2006 and 2008 grant dates, respectively. Options vest ratably over 36 months from grant date. 94,468 options vested through the year ended December 31, 2008 and 38,000 of such options have been exercised by Mr. Vittor. SFAS 123R expense for 2006, 2007 and 2008 was $917, $3,667 and $8,167, respectively.

(6)	Mr. Rooney joined the Company on February 22, 2008 as Vice President, Engineering, Procurement and Construction. He was promoted to Chief Operating Officer on January 29, 2009.

(7)	300,000 options granted at $0.46 per share, the market price at September 4, 2008 grant date. 33,335 options vested on September 4, 2008 and 7,619 vest monthly from October 1 through August 1, 2011. 56,192 options vested through the year ended December 31, 2008. SFAS 123R expense for 2008 was $6,750.

(8)	Represents $800 for Company provided vehicle for November and December 2008 and $69,887 for relocation expenses during 2008.

(9)	Mr. Gunther joined the Company on January 7, 2008. In connection with the Company’s restructuring efforts, Mr. Gunther left the Company on May 1, 2009.

(10)	300,000 options granted in connection with employment contract; options were granted at $0.46 per share, the market price at the September 4, 2008 grant date. 50,000 shares vested July 7, 2008 and 250,000 vest ratably over 30 months. 71,456 options vested through the year ended December 31, 2008. SFAS 123R expense for 2008 was $6,750.

(11)	Represents $8,400 for Company provided vehicle.

(12)	Mr. O’Neill joined the Company in January 2008 in connection with the Company’s acquisition of ENTECH, Inc. Pursuant to Mr. O’Neill’s Executive Employment Agreement, Mr. O’Neill is eligible to receive incentive compensation of 0.2% of the annual gross revenues of ENTECH, Inc. up to a total of $1,000,000. No such incentive compensation was paid to Mr. O’Neill for fiscal year 2008. A copy of Mr. O’Neill’s Executive Employment Agreement is attached hereto as Exhibit 10.1

(13)	300,000 options granted in connection with employment contract; options were granted at $0.46, the market price at the September 4, 2008 grant date. 100,000 options vested through the year ended December 31, 2008, 100,000 options vested January 1, 2009, and the remaining 100,000 options vest January 1, 2010. SFAS 123R expense for 2008 was $6,000.

(14)	Mr. Kelly resigned as Chief Executive Officer on March 18, 2008 and was an employee and non-executive Chairman of the Company’s Board of Directors until his resignation on January 7, 2009.

(15)	120,000 options granted December 31, 2005; options were granted at the market price at date of grant and vested ratably over one year. 5,000,000 options granted January 1, 2007; options were granted at the market price at date of grant. Options vest ratably over five years. 2,000,000 options vested through the year ended December 31, 2008. SFAS 123R expense for 2006, 2007 and 2008 was $37,200, $229,167 and $250,000, respectively. Mr. Kelly’s amended employment contract, entered into by Mr. Kelly and the Company as of December 31, 2008, amended certain terms of Mr. Kelly’s option grants and modified other terms of his compensation. The amended employment agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2009 and is incorporated herein by reference.

(16)	Represents deferred compensation of $110,072 earned in prior years and paid in 2007.

(17)	Represents, for 2008, the premium paid for a key-man life insurance ($46,013) and other life insurance, the beneficiary of which is Mr. Kelly’s wife ($14,890), plus use of a Company vehicle ($12,000) for 2008. For 2007 and 2006 represents the premium paid for a life insurance policy, the beneficiary of which is Mr. Kelly’s wife ($46,000), plus use of a Company vehicle ($12,000).

(18)	Mr. Crawford joined the Company as Chief Financial Officer on [—], 2006 and resigned his position with the Company on June 18, 2008.

(19)	600,000 options granted [—], 2006 in connection with employment contract; options were granted at the market price at date of grant. No options vested during the year ended December 31, 2006, 283,333 options vested through the year ended December 31, 2007, and 483,333 options vested through the date of Mr. Crawford’s resignation from the Company. SFAS 123R expense for 2006, 2007 and 2008 was $0.00, $34,000 and $34,000, respectively. As of December 31, 2008, Mr. Crawford owned 66,666 vested stock options and 116,667 unvested options were forfeited on such date. Mr. Crawford exercised the 66,666 vested options on January 16, 2009.

(20)	Represents $9,000 for Company provided vehicle in 2007 and 2006, and $89,375 for severance payments relating to Mr. Crawford’s termination of employment in 2008.

Grants of Plan-Based Awards

The Company does not issue grants of plan-based awards.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth information as of December 31, 2008, with respect to compensation plans under which our common stock is authorized for issuance. The figures relate to equity compensation plans approved by security holders relate to options granted under the 1999 Stock Option Plan. We do not have any equity compensation plans not approved by our security holders.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Warrants, Options and Rights	(B) Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	20,568,963	$0.39	16,535,567	(1)

(1)	On May 27, 2009, the Board approved the issuance of 13,100,000 common stock options in accordance with the terms of the 1999 Incentive Stock Option Plan, as amended, and the options were awarded on June 2, 2009. Consequently, there are 3,435,567 options available for future issuance under the Plan.

OPTION GRANTS TO NAMED EXECUTIVE OFFICERS

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per Share (1)	Expiration Date
Dr. Frank W. Smith	0	—%	—	—
James Vittor	200,000	2%	0.46	9/03/2018
Sean C. Rooney	300,000	3%	0.46	9/03/2018
Robert A. Gunther	300,000	3%	0.46	9/03/2018
Mark J. O’Neill	300,000	3%	0.46	9/03/2018
Quentin T. Kelly	0	0%	—	—
Larry L. Crawford	0	0%	—	—

(1)	All grants of options were made with exercise prices equal to market value at date of grant.

Outstanding Equity Awards at 2008 Fiscal Year-End for Named Executive Officers

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Dr. Frank W. Smith	366,666	233,334	0.39	02/11/17

James Vittor	34,228	27,772	0.19	09/04/16
	22,240	177,760	0.46	09/03/18

Sean C. Rooney	56,192	243,808	0.46	09/03/18

Robert A. Gunther	71,456	228,554	0.46	09/03/18

Mark J. O’Neill	100,000	200,000	0.46	09/03/18

Quentin T. Kelly	300,000		0.30	8/25/09
	1,250,000		0.15	12/31/11
	60,000		0.34	12/31/11
	60,000		0.15	12/30/12
	30,000		0.15	6/30/13
	30,000		0.15	9/30/13
	60,000		0.15	12/30/12
	30,000		0.15	6/30/14
	120,000		0.28	12/30/14
	120,000		0.31	12/30/15
	2,000,000	3,000,000	0.39	12/31/16

Larry L. Crawford	66,666	116,667	0.27	7/9/16

Aggregated Option Exercises

For Fiscal Year Ended December 31, 2008

And Year-End Option Values

OPTION EXERCISES

The following table provides the names of our Named Executive Officers who exercised stock options during the fiscal year ended December 31, 2008 along with related information.

	Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Quentin T. Kelly	120,000	44,400
Larry L. Crawford	391,667	418,584

The Company does not have a Pension Plan.

The Company does not have a Nonqualified Deferred Compensation Plan.

COMPENSATION OF DIRECTORS

The compensation paid to each current and former non-employee director during fiscal year 2008 is provided in the table below and detailed in the accompanying footnotes. Directors who are employees of the Company do not receive any compensation for their service as directors.

NAME	BOARD RELATED FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($) (1)	OTHER COMPENSATION ($)	TOTAL ($)
David Anthony (2)	2,000	—	—	2,000
Joseph Cygler (3)(4)	7,334	68,000	—	75,334
David Gelbaum (5)	—	—	—	0
Dr. Walter J. Hesse (6)	—	—	—	0
Dr. Hong Hou (7)	3,000	—	—	3,000
Reuben F. Richards, Jr. (7)(8)	3,000	—	—	3,000
Lange Schermerhorn (3)(9)	6,668	68,000	—	74,668
Dr. Davinder Sethi (3)(10)	8,662	68,000	15,000	91,662
W. Harrison Wellford (3)(11)	4,000	68,000	—	72,000

(1)	This column represents the dollar amounts recognized by the Company for the year in accordance with SFAS 123R.

(2)	Mr. Anthony was appointed to the Board on February 20, 2008 in accordance with the terms of an agreement between the Company and its principal shareholder, The Quercus Trust. He was appointed to the Company’s Audit Committee and Compensation Committee at a Board meeting held on April 24, 2008. Mr. Anthony resigned from the Audit Committee on March 12, 2009.

(3)	Directors Cygler, Schermerhorn, Sethi and Wellford each resigned from the Board on April 24, 2008 and each was granted 200,000 stock options on September 4, 2008 at market price on date of grant, $0.46 per share.

(4)	Mr. Cygler’s compensation consisted of $4,000 for Board meeting attendance, $1,334 as a member of the Compensation Committee and $2,000 as a member of the Audit Committee.

(5)	Mr. Gelbaum was appointed to the Board on February 20, 2008 in accordance with the terms of an agreement between the Company and its principal shareholder, The Quercus Trust. Mr. Gelbaum became Chairman of the Board on January 12, 2009 and was appointed to the Audit Committee on March 19, 2009. He is the co-trustee of The Quercus Trust, the Company’s principal shareholder.

(6)	Dr. Hesse was appointed to the Board on February 20, 2008 and his appointment was approved at a Special Meeting of Stockholders convened on June 26, 2008. Dr. Hesse passed away in February 2009.

(7)	Dr. Hou and Mr. Richards each received $3,000 for attendance at Board meetings. They each resigned from the Board on January 12, 2009 in connection with the sale of the Company’s Series D Convertible Preferred Stock by EMCORE Corporation to The Quercus Trust. The Quercus Trust, pursuant to rights available to the holder of the Company’s Series D Convertible Preferred Stock, subsequently appointed Peter L. Corsell and Jacob J. Worenklein to the Company’s Board.

(8)	Mr. Richards was appointed to the Company’s Audit Committee and Compensation Committee at a Board meeting held on April 24, 2008. He resigned from both committees on January 12, 2009.

(9)	Ms. Schermerhorn’s compensation consisted of $4,000 for Board meetings, $1,334 for attendance at an Audit Committee meeting and $1,334 for attendance at a Compensation Committee meeting.

(10)	Dr. Sethi’s Board-related compensation consisted of $4,000 for Board meetings, $2,668 for attendance at Audit Committee meetings and $1,334 for attendance at a Compensation Committee meeting. Dr. Sethi also received $15,000 in connection with a consulting agreement.

(11)	Mr. Wellford received $4,000 for Board attendance. While not reflected in the compensation table above, Mr. Wellford also received $12,771 in preferred stock dividends in accordance with his ownership of the Company’s Series C 6% Convertible Preferred Stock.

The Company does not provide any of its non-management directors with non-equity incentive plan compensation, non-qualified deferred compensation, pension benefits or additional compensation other than as set forth in the table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company is not aware of any matters required to be disclosed in connection with its Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the registrant’s Common stock owned as of June 30, 2009 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors and executive officers of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Class
The Quercus Trust 2309 Santiago Drive Newport Beach CA 92660	102,784,561	(2)	35.2%
Mark J. O’Neill	1,803,509	(3)	*
David Anthony	1,016,949	(4)	*
Dr. Frank W. Smith	500,000	(5)	*
Sean C. Rooney	117,144	(6)	*
Peter L. Corsell	0	(7)	*
Sandra J. (Sandy) Martin	0	(8)	*
Jacob J. Worenklein	0	(9)	*
All Directors and Officers as a group (8)	106,222,163		36.4%

*	Percent of ownership is less than 1%

(1)	There were 238,112,091 common shares outstanding on June 30, 2009. In addition, there were 4,892,857 shares of Series D Convertible Preferred Stock (“Series D”) convertible into 48,928,570 shares of common stock and, irrespective of whether a holder of the Series D converts all or a portion of the Series D into common shares, Series D holders have the right to ten votes for each Series D share held on matters brought before the Company’s common stockholders. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, the Company gives effect to the Series D as if it were fully converted and, consequently, the ownership percentages are based on 287,040,661 common shares deemed outstanding as of the Record Date. In accordance with applicable Securities and Exchange Commission regulations, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within sixty days, but any such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except with respect to community property laws, the Company believes, based on information supplied by such persons and except as otherwise provided herein, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. Unless set forth otherwise in this table, the address for each of the referenced stockholders is 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177.

(2)

This amount includes 48,805,551 shares of common stock, currently exercisable warrants to purchase up to 5,050,440 shares of common stock, 4,892,857 shares of Series D Convertible Preferred Stock currently convertible into 48,928,570 shares of common stock. The Quercus Trust has entered into an agreement to cancel an additional 38,000,000 warrants to purchase common stock subject to a sufficient number of shareholders voting at the 2009 annual meeting in favor of the Board’s proposal to increase the shares allocated to the ISOP from 50,000,000 to 80,000,000. The Quercus Trust does not consider those warrants to be beneficially owned by The Quercus Trust.

(3)	This amount includes 1,603,509 shares of common stock held by Mr. O’Neill and 200,000 common stock options which vest within 60 days of June 30, 2009. Mr. O’Neill was granted 300,000 common stock options on September 4, 2008 and 1,000,000 common stock options on June 2, 2009. Options were granted at the market price on the grant date.

(4)	The shares were acquired from The Quercus Trust on November 13, 2008 for $300,000, or $0.295 per share, the market price on the date of sale. Mr. Anthony’s address is 2105 Natalie Lane, Birmingham, Alabama 35244

(5)	Dr. Smith was granted 600,000 common stock options in February 2007 and 1,500,000 options on June 2, 2009. Options were granted at the market price on the date of grant. 500,000 stock options vest within 60 days of June 30, 2009.

(6)	Mr. Rooney was granted 300,000 common stock options on September 4, 2008 and 600,000 common stock options on June 2, 2009. The options were granted at the market price on the date of grant. 117,144 common stock options will have vested within 60 days of June 30, 2009.

(7)	Mr. Corsell was granted 3,000,000 common stock options on February 23, 2009 at the market price on the date of grant. One-third of the options will vest if and when a sufficient number of shares are voted by the Company’s stockholders in favor of the Seventh Amendment and restatement of the Company’s 1999 Incentive Stock Option Plan (the “Plan”) to be voted on at the Company’s August 27, 2009 Annual Meeting of Stockholders, and the balance of the options vest ratably on the last day of each month during the 24-month period beginning February 1, 2010 and ending January 31, 2012, subject to acceleration upon the death or permanent disability of Mr. Corsell, or certain other circumstances as specified in the Plan.

(8)	Ms. Martin was granted 200,000 common stock options on March 25, 2009, 100,000 common stock options on April 2, 2009, 600,000 common stock options on May 27, 2009, and 100,000 common stock options on June 11, 2009. All stock options were granted at the market price on the date of the grant. No stock options will have vested within 60 days of June 30, 2009.

(9)	Mr. Worenklein was granted 600,000 common stock options on May 27, 2009 at the market price on the date of grant. No stock options will have vested within 60 days of June 30, 2009.

(10)	The 102,784,561 shares beneficially owned by The Quercus Trust are included in the calculation of all shares held by the Company’s executive officers and directors since Mr. Gelbaum, Chairman of our Board of Directors, is the co-trustee of The Quercus Trust.

CORPORATE GOVERNANCE

The Board has determined that, except for Dr. Smith, our Chief Executive Officer, and Mark J. O’Neill, our Chief Technology Officer, each of our current directors is “independent” pursuant to NASDAQ Marketplace Rule 4200(a)(15).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during and with respect to the fiscal years ended December 31, 2008 and 2007 were made on a timely basis.

Transactions with Related Persons, Promoters and Certain Control Persons

On January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which the Company issued 19,700 shares of its Series E Convertible Preferred Stock (the “Series E Stock”) in exchange for 19,700,000 shares of the Company’s common stock held by The Quercus Trust. Each share of the Series E Stock automatically converted into 1,000 shares of the Company’s common stock (a total of 19,700,000 common shares) upon the June 26, 2008 vote by stockholders representing a majority of the outstanding shares to increase our authorized common stock to 450,000,000 shares.

Also on January 25, 2008, we borrowed $6 million from The Quercus Trust as evidenced by a Promissory Note (the “Note”) dated as of that date. The Note accrued interest at a rate of 8% per annum. The outstanding principal amount of the Note and all accrued and unpaid interest were due and payable on July 28, 2008. The Note was paid in full on February 12, 2008.

On February 12, 2008, we entered into a Stock and Warrant Purchase Agreement with The Quercus Trust pursuant to which the Company issued 20,000 shares of its Series F Convertible Preferred Stock (the “Series F Stock”) at a price of $1,782 per share, and warrants to purchase twenty nine million shares of the Company’s Common Stock, at an exercise price of $1.815 per share. Each share of the Series F Stock automatically converted into 1,000 shares of the Company’s Common Stock (a total of 20,000,000 shares) upon the June 26, 2008 vote by stockholders representing a majority of the outstanding shares to increase our authorized common stock to 450,000,000 shares.

In connection with The Quercus Trust’s purchase of the Series F Stock, the Company and The Quercus Trust entered into a letter agreement which, among other things, provided The Quercus Trust with the right to appoint two members to the Company’s Board of Directors so long as The Quercus Trust’s beneficial ownership of the Company (on a fully diluted basis) does not fall below ten percent (10%) of the then outstanding shares of Common Stock, and the right to appoint one member to the Board so long as The Quercus Trust’s beneficial ownership (on a fully-diluted basis) is between five percent (5%) and ten percent (10%). David Gelbaum and David Anthony were appointed to the Board in accordance with the letter agreement.

As the holder of all of the Company’s outstanding Series D Convertible Preferred Stock, The Quercus Trust has the right to vote together with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock. In addition, for so long as The Quercus Trust’s beneficial ownership (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of Common Stock, The Quercus Trust has the exclusive right to appoint two members to the Company’s Board of Directors, and for so long as beneficial ownership (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of Common Stock, The Quercus Trust has the exclusive right to appoint one member of the Board of Directors. Peter L. Corsell and Jacob J. Worenklein are the directors appointed by The Quercus Trust pursuant to its rights as holder of the Series D Convertible Preferred Stock.

The Company recorded a related party sale to The Quercus Trust of twelve Mobile MaxPure units, recognizing revenue of $900,000, in 2007. The Company also recorded a related party sale to The Quercus Trust of ten Mobile MaxPure units in the quarter ending March 31, 2008, recognizing revenue of $775,000, and the Company recorded a related party deposit of $1,023,000 from The Quercus Trust in connection with the sale of ten Mobile MaxPure units in the quarter ending June 30, 2009.

On February 13, 2009, the Company announced that The Quercus Trust agreed to cancel Warrants to purchase thirty-eight million (38,000,000) shares of the Company’s common stock in accordance with the terms of a Warrant Cancellation Agreement entered into with the Company. The Quercus Trust agreed to cancel these warrants in consideration for, among other things, the Company’s agreement to increase the number of shares available under the Company’s 1999 Stock Option Plan, as amended (the “Plan”), from fifty million (50,000,000) shares to at least seventy million (70,000,000) shares. The Board is seeking shareholder approval at the August 27, 2009 annual meeting to make eighty million (80,000,000) shares available under the Plan. The Warrants will be cancelled upon approval of the Company’s stockholders of the increase in the number of shares available under the Plan.

Review, Approval or Ratification of Transactions with Related Persons

Under the terms of our Related Party Transaction Policy and Procedures, transactions with related parties requiring disclosure under United States securities laws require prior approval of (a) the Board of Directors and the Audit Committee (acting in each case by a majority of the directors then in office who have no interest in a proposed related party transaction) or (b) the Board of Directors and a committee of not less than two independent directors appointed by the Board of Directors who have no interest in the proposed related party transaction being considered (a “Special Committee”).

The Board of Directors and either the Audit Committee or a Special Committee will review the material facts of all related party transactions that require approval in accordance with the Company’s policy and either approve or disapprove of the entry into the related party transaction. In determining whether to approve a related party transaction, the Board of Directors, the Audit Committee and the Special Committee, as applicable, will take into account, among other factors each deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The issuances of Series E Convertible Preferred Stock and Series F Convertible Preferred Stock to The Quercus Trust and the transactions associated with the issuances occurred prior to the adoption of our Related Party Transaction Policy and Procedures and, although approved by the Board of Directors, were not considered by the Audit Committee or a Special Committee.

The Warrant Cancellation Agreement was not submitted to the Audit Committee or a Special Committee for approval, but was approved by the Board of Directors.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion sets forth the material U.S. Federal income tax consequences of the receipt of subscription rights described in this offering and of the exercise or expiration of those subscription rights to U.S. Holders (as defined below) of our common stock that hold such stock as a capital asset for Federal income tax purposes. This discussion is based upon the Code, Treasury Regulations promulgated thereunder, judicial decisions, and the U.S. Internal Revenue Service’s (“IRS”) current administrative rules, practices and interpretations of law, all as in effect on the date of this document, and all of which are subject to change, possible with retroactive effect. This discussion applies only to U.S. Holders and does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes), holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-U.S. Holders, banks, financial institutions, broker-dealers, holders of warrants entitling them to receive subscription rights, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of this offering or the related share issuance. This discussion is based on varying interpretations that could result in U.S federal income tax consequences different from those described below. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws, or the alternative minimum tax provisions of the Code. Accordingly, each holder of common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

For purposes of this description, a “U.S. Holder” is a holder that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS. ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE. THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION DESCRIBED IN THIS PROSPECTUS.

PROSPECTIVE INVESTORS SHOULD SEEK ADVICE FROM THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Receipt of the Subscription Rights

The distribution of the subscription rights should be a non-taxable distribution to U.S. holders under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

The distribution of the subscription rights would be taxable under Section 305(b) of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any. Distributions having this effect are referred to as “disproportionate distributions.”

The remaining description assumes that holders of our common stock who elect to receive the subscription rights will not be subject to U.S. federal income tax on such receipt.

Tax Basis and Holding Period of the Subscription Rights

A U.S. Holder’s tax basis in the subscription rights will depend on the fair market value of the subscription rights and the fair market value of our common stock at the time of the distribution.

•

If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock represents 15 percent or more of the total fair market value of our common stock at the time of the distribution, a holder must allocate the basis of the holder’s shares of common stock (with respect to which the subscriptions rights were distributed) between such stock and the subscription rights received by such holder. This allocation is made in proportion to the fair market value of the common stock and the fair market value of the subscription rights at the date of distribution.

•

If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock is less than 15 percent of the total fair market value of our common stock at the time of the distribution, the basis of such subscription rights will be zero unless the holder elects to allocate part of the basis of the holder’s shares of common stock (with respect to which the subscriptions rights were distributed) to the subscription rights. A holder makes such an election by attaching a statement to the holder’s tax return for the year in which the subscription rights are received. This election, once made, will be irrevocable with respect to those rights. Any holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the stock acquired by exercise. If the basis of a holder’s subscription rights is deemed to be zero because the fair market value of the subscription rights at the time of distribution is less than 15 percent of the fair market value of our common stock and because the holder does not make the election described above, the holder’s basis of the shares of common stock with respect to which such rights are received will not change. If an allocation of basis is made between the subscriptions rights and common stock, and the subscription rights are later exercised, the tax basis in the common stock originally owned by the holder will be reduced by an amount equal to the tax basis allocated to the subscription rights.

The holding period for the subscriptions rights received by a U.S. Holder of common stock in the rights offering will include the holder’s holding period for the common stock with respect to which the subscriptions rights were received.

Sale or Other Disposition of the Subscription Rights

If a U.S. holder sells or otherwise disposes of the subscription rights received in the rights offering prior to the expiration date, the U.S. holder will recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) the holder’s tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above). Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “—Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Expiration of the Subscription Rights

If the subscription rights expire without exercise while the holder continues to hold the shares of our common stock with respect to which the subscription rights are received, the holder will recognize no loss and the tax basis of the common stock with respect to which the subscription rights were received will equal its tax basis before receipt of the subscription rights. If the subscription rights expire without exercise or are exercised after you have disposed of the shares of our common stock with respect to which the subscription rights are received, the tax consequences are uncertain and you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the subscription rights, or regarding the tax basis of the shares acquired upon exercise.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

A U.S. Holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering.

The tax basis of the common stock acquired through exercise of the subscription rights will equal the sum of (a) the exercise price and (b) the holder’s tax basis, if any, in the subscription rights (determined as described above). The basis of the common stock acquired will then be the sum of that portion of the subscription price so allocable to the common stock, plus the portion, if any, of the basis of the subscription rights allocable to the right to acquire common stock.

The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscriptions rights are exercised.

A U.S. holder who exercises the subscription rights received in the offering after disposing of the shares of our common stock with respect to which the subscription rights are received, should consult such holder’s tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Sale or Other Disposition of the Subscription Rights Shares

If a U.S. holder sells or otherwise disposes of the shares received as a result of exercising a right, such U.S. holder’s gain or loss recognized upon that sale or other disposition will be a capital gain or loss assuming the share is held as a capital asset at the time of sale. This gain or loss will be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

On or about July [—], 2009, we will distribute the subscription rights, subscription Rights’ Certificates and copies of this prospectus to the holders of our common stock on the July 22, 2009 record date. Subscription rights holders who wish to exercise their subscription rights and purchase shares of our common stock must complete the subscription rights certificate and return it with payment for the shares to the Subscription Agent at the following address:

By Mail/Overnight Carrier:	By Hand:
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021	Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021

See “The Rights Offering—Methods for Exercising Subscription Rights.” If you have any questions concerning payment, you should contact Computershare Trust Company, N.A. at (800) 962-4284 (toll free), Monday through Friday (except bank holidays), between 8 a.m. and 5 p.m., Central Time. Other than the subscription agency agreement between the Company and Computershare and the information agency agreement between the Company and Georgeson, Inc. attached hereto as Exhibits [—] and [—] to this registration statement respectively, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

In order to comply with certain states’ securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our stock is Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. Computershare is also the Company’s Subscription Agent for the purposes of this Registration Statement.

INFORMATION AGENT

The Information Agent for this Registration Statement is Georgeson, Inc., 199 Water Street, 26th Floor, New York, NY 10038.

LEGAL MATTERS

The validity of the common stock will be passed upon for us by Salvo Landau Gruen & Rogers, Blue Bell, Pennsylvania 19422.

EXPERTS

The consolidated financial statements of Entech Solar, Inc. (formerly WorldWater & Solar Technologies Corp.). as of December 31, 2007 and 2008, and for each of the three years in the period ended December 31, 2008 have been audited by Amper, Politziner & Mattia, LLP, independent registered public accountants, as stated in their report appearing in this registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. The documents we incorporate by reference include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	our Current Reports on Form 8-K filed March 4, 2009, March 13, 2009, March 18, 2009, March 27, 2009, April 8, 2009, May 7, 2009 and June 15, 2009;

•	our Definitive Proxy Statement on Schedule 14A, filed July 2, 2009; and

•	our Preliminary Proxy Statement on Schedule 14A, filed June 16, 2009.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to the Company at the following address or telephoning us at the following address or telephone number:

Entech Solar, Inc.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

Attention: Investor Relations

Telephone—(817)-379-0100

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the transferable subscription rights and the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to Entech Solar and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof as well as to the Company’s website, www.entechsolar.com, on which the Company makes available free of charge its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such reports and amendments are electronically filed with the SEC. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

Up to [            ] Shares of Common Stock

Issuable upon the Exercise of Transferable Subscription Rights

PRELIMINARY PROSPECTUS
[ ], 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by Entech Solar, Inc.

*SEC registration fee	$
*Printing fees	$
*Legal fees and expenses	$
*Accounting fees and expenses	$
*Subscription Agent fees and expenses	$

*Total	$

*	To be filed by amendment.

Item 14.	Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and By-Laws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements with the Company’s directors (collectively, “Director Indemnification Agreements”). The obligation to indemnify generally means that we are required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions of Delaware law, the Director Indemnification Agreements, the Company’s Certificate of Incorporation and our By-Laws, Entech Solar provides indemnification of any person who is, was or shall be a director, officer, employee or agent of the Company, to the fullest extent permitted by the DGCL, as amended from time to time.

Item 15.	Recent Sales of Unregistered Securities.

Set forth below in chronological order is certain information regarding securities issued by the Company since January 1, 2006 in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), including the consideration, if any, received by the Company for such issuances. None of these transactions involved any underwriters or any public offerings. Each of these transactions was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering. With respect to each transaction, no general solicitation was made by either the Company or any person acting on its behalf; the securities sold are subject to transfer restrictions; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent, registration or pursuant to an exemption therefrom.

Quarter Ended June 30, 2006

•	The Company issued 750,000 shares of Series C 6% Convertible Preferred Stock at $1.00 per share.

Quarter Ended September 30, 2006

•

Convertible notes having a face amount of $125,000 were converted into 722,223 shares of common stock at an average conversion price of $0.17 per share. Associated with the conversion of the convertible notes accrued interest of $17,659.72 was paid in common stock in lieu of cash. The Company issued 56,367 shares at an average price of $0.31.

•	To induce the early exercise of warrants, the Company issued 1,111,111 shares valued at $0.22 per share.

Quarter Ended December 31, 2006

•

The Company repaid $500,000 borrowed for short-term working capital requirements. In accordance with the terms of the loan agreement, the Company issued warrants for a total of 500,000 common shares with an exercise price of $0.22 per share and an August 25, 2011 expiration date.

Quarter Ended June 30, 2007

•	The Company issued 17,770,085 shares of common stock at a weighted average price of $0.44 per share.

•

The Company initiated a private offering. A summary of the offering included 10,900,000 shares of the Company’s Common stock issued at $0.50 per share, with a five-year warrant attached to purchase 3,500,000 shares of the Company’s common stock at $0.50. Net proceeds from this offering amounted to $5,117,000.

Quarter Ended September 30, 2007

•	The Company issued 16,838,246 shares of common stock at a weighted average price of $0.50 per share.

•	The Company entered into a Stock and Warrant Purchase Agreement with The Quercus Trust, whereby The Quercus Trust purchased 7.5 million shares of WorldWater’s common stock at a price of $1.782 per share, for total proceeds of $13,365,000. The Agreement also provides for the issuance of warrants to The Quercus Trust for the purchase of 9.0 million additional shares of WorldWater’s common stock at an exercise price of $1.815, subject to certain adjustments and an expiration date of March 28, 2013.

Quarter Ended March 31, 2008

•	The Company privately placed 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company’s common stock held by The Quercus Trust.

•	The Company issued a total of 19,672,132 shares of unregistered common stock in connection with the purchase of ENTECH.

•

The Company privately placed 20,000 shares of WorldWater Series F Convertible Preferred Stock with The Quercus Trust at a price of $1,782.00 per share and raised $35,640,000 from the private placement. The Quercus Trust also received warrants for 29,000,000 common shares at an exercise price of $1.815, subject to certain adjustments and an expiration date of August 12, 2013.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibits. The following exhibits to this Registration Statement on Form S-1are either incorporated herein by reference or appended hereto, and we refer you to them for a more complete understanding of these documents.

Exhibit Number
2.1	Plan of Merger of WorldWater, a Nevada corporation with and into WorldWater, a Delaware corporation, filed with the State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.1 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.2	State of Nevada Articles of Merger, filed with the State of Nevada May 9, 2001. Incorporated by reference to Exhibit 2.2 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.3	Certificate of Merger of Domestic Corporation and Foreign Corporation filed with State of Delaware April 30, 2001. Incorporated by reference to Exhibit 2.3 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

2.4	Agreement and Plan of Merger by and among WorldWater & Solar Technologies Corp., WorldWater Merger Corp. and Entech, Inc. and All of the Stockholders of Entech, Inc., dated October 29, 2007. Incorporated by reference to Appendix C of the Company’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act, filed with the Securities and Exchange Commission on May 15, 2008.

3.1	Certificate of Incorporation. Incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (File No. 333-66484).

3.2	Certificate of Amendment of Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

3.3	Certificate of Amendment of Certificate of Incorporation dated July 7, 2005. Incorporated by reference to Exhibit 3.4 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2006 (File No. 00016936).

3.4	Certificate of Amendment of Certificate of Incorporation of WorldWater & Solar Technologies Corp. filed with the State of Delaware on July 2, 2008. Incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on March 17, 2009.

Exhibit Number
3.5	Certificate of Ownership & Merger—Merging WWST Merger Corp. into WorldWater & Solar Technologies Corp., effective January 12, 2009. Incorporated by reference to Exhibit 3(i) of the Company’s Form 8-K filed with the Securities and Exchange Commission on January 16, 2009.

3.6	Amended and Restated By-laws of WorldWater Incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 dated July 23, 2001 filed with the Securities and Exchange Commission on August 1, 2001 (File No. 333-66484).

3.7	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on March 17, 2009.

4.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock dated November 29, 2006. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

4.2	Certificate of Designation of Series E Convertible Preferred Stock dated January 25, 2008. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008.

4.3	Certificate of Designation of Series F Convertible Stock dated February 12, 2008. Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 18, 2008.

5.1	Opinion of Salvo Landau Gruen & Rogers regarding the validity of the securities offered hereby.*

10.1	Securities Purchase Agreement between WorldWater Corp. and SBI Brightline VIII LLC dated April 1, 2004. Incorporated by reference to Exhibit 10.1 to the Company’s Form SB-2filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.2	Stock Purchase Warrant dated March 29, 2004. Incorporated by reference to Exhibit 10.3 to Company’s Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.3	Registration Rights Agreement by and between WorldWater and SBI Advisors, LLC dated as of March 29, 2004 Incorporated by reference to Exhibit 10.4 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on July 30, 2004 (File No. 333-115561).

10.4	Forms of Warrant Purchase Agreements between WorldWater and certain Selling Stockholders. Incorporated by reference to Exhibit 10.5 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.5	Form of Registration Rights Agreement between WorldWater and certain Selling Stockholders. Incorporated by reference to Exhibit 10.6 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

10.6	Restricted Stock Agreement for Quentin T. Kelly dated July 1, 2002. Incorporated by reference to Exhibit 10.12 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on January 3, 2003 (File No. 333-102348).

10.7	Larry Crawford Employment Agreement dated effective as of January 1, 2007. Incorporated by reference to Exhibit 10.10 to the Company’s Form KSB filed with the Securities and Exchange Commission on April 9, 2007.

10.8	James S. Brown Employment Agreement dated as of May 24, 2004. Incorporated by reference to Exhibit 10.10 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on February 11, 2005 (File No. 333-122756).

Exhibit Number
10.9	Quentin T. Kelly Employment Agreement dated effective as January 1, 2007. Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 9, 2007. Amended by that First Amendment to the Employment Agreement, dated as of December 31, 2008, and incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 7, 2009.

10.10	Robert A. Gunther Executive Employment Agreement dated effective January 7, 2008 and incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2008.

10.11	Larry Crawford Employment Agreement dated effective as of January 1, 2007. Incorporated by reference to Exhibit 10.10 to the Company’s Form KSB filed with the Securities and Exchange Commission on April 9, 2007.

10.12	Frank L. Smith Executive Employment Agreement dated effective February 5, 2007 and incorporated by reference to Exhibit 10.21 of the Company’s S-1 Registration Statement filed with the Securities and Exchange Commission on October 17, 2008 (File No. 333-152096).

10.13	Securities Purchase Agreement dated as of July 21, 2005 between WorldWater & Power Corp., a Delaware corporation as the Company and CAMOFI Master LDC, its successors and assigns as Purchaser. Incorporated by reference to 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.14	Registration Rights Agreement dated as of July 21, 2005 between WorldWater & Power Corp., a Delaware corporation and CAMOFI Master LDC as Purchaser. Incorporated by reference to 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.15	Common Stock Purchase Warrant dated July 21, 2005 issued to CAMOFI Master LDC as Holder for 9,027,778 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.18 per share and terminating on July 21, 2009. Incorporated by reference to 10.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.16	Common Stock Purchase Warrant dated July 21, 2005 issued to CAMOFI Master LDC as Holder for 1,277,778 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on July 21, 2009. Incorporated by reference to 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005 (File No. 000-16936).

10.17	Common Stock Purchase Warrant dated July 25, 2005 issued to The Water Fund, LP for 416,667 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on August 15, 2009. Incorporated by reference to 10.17 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on October 21, 2005 (File No. 33-0123045).

10.18	Common Stock Purchase Warrant dated July 25, 2005 issued to The Water Fund, LP for 416,667 shares of common stock of WorldWater & Power Corp. at the exercise price of $0.22 per share and terminating on August 15, 2009. Incorporated by reference to 10.18 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on October 21, 2005 (File No. 33-0123045).

10.19	Investment Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation as the Company and Emcore Corporation. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

Exhibit Number
10.20	Registration Rights Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation and Emcore Corporation. Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.21	Letter Agreement dated as of November 29, 2006 between WorldWater & Power Corp., a Delaware corporation and Emcore Corporation. Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.22	Series D Convertible Preferred Stock Purchase Warrant dated November 29, 2006 issued to Emcore Corporation for 505,044 shares of Series D Convertible Preferred Stock of WorldWater & Power Corp. at the exercise price of $3.17 per share and terminating on November 29, 2016. Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2006 (File No. 000-16936).

10.23	Promissory Note dated January 25, 2008 by WorldWater & Solar Technologies Corp. in favor The Quercus Trust. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008.

10.24	Stock Exchange Agreement dated January 25, 2008 by and between WorldWater & Solar Technologies Corp. and The Quercus Trust. Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2008.

10.25	Stock and Warrant Purchase Agreement Exchange Agreement dated February 12, 2008 by and between WorldWater & Solar Technologies Corp. and The Quercus Trust. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008.

10.26	Lease Agreement dated as of March 7, 2008 by and between ENTECH, Inc., as tenant, and Alliance Gateway No. 23, Ltd., as landlord. Incorporated by reference to Exhibit 10.22 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 28, 2008.

10.27	Lease Guarantee dated as of March 7, 2008 by and between WorldWater & Solar Technologies Corp. as guarantor, and Alliance Gateway No. 23, Ltd. Incorporated by reference to Exhibit 10.23 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 28, 2008.

10.28	Warrant Cancellation Agreement dated as of February 4, 2009 by and between The Quercus Trust and Entech Solar, Inc., formerly known as WorldWater & Solar Technologies Corp. Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2009.

10.29	Seventh Amendment and Restatement of the Company’s 19999 Incentive Stock Option Plan. Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed with the Securities and Exchange Commission on February 10, 2009.

14	Code of Ethics. Incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on March 17, 2009.

23.1	Consent of Independent Registered Public Accounting Firm—Amper, Politziner & Mattia, LLP*

23.2	Consent of Salvo Landau Gruen & Rogers (included in Exhibit 5.1 hereto).*

*	Filed herewith as an Exhibit to this Registration Statement on Form S-1.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Entech Solar, Inc. (formerly WorldWater & Solar Technologies Corp.), has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 14th day of July, 2009.

By:	/s/ FRANK W. SMITH	Date:	July 14, 2009
Frank W. Smith Chief Executive Officer and Director

By:	/s/ SANDRA J. MARTIN		July 14, 2009
Sandra J. Martin Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

David Gelbaum	Chairman	July , 2009

/s/ DAVID ANTHONY David Anthony	Director	July 14, 2009

/s/ JACOB J. WORENKLEIN Jacob J. Worenklein	Director	July 14, 2009

/s/ PETER L. CORSELL Peter L. Corsell	Director	July 14, 2009

/s/ MARK J. O’NEILL Mark J. O’Neill	Director	July 13, 2009

/s/ FRANK W. SMITH Frank W. Smith	Chief Executive Officer and Director	July 14, 2009

EXHIBIT INDEX

5.1	Opinion of Salvo Landau Gruen & Rogers regarding the validity of the securities offered hereby.*

23.1	Consent of Independent Registered Public Accounting Firm—Amper, Politziner & Mattia, LLP.*

23.2	Consent of Salvo Landau Gruen & Rogers (included in Exhibit 5.1 hereto).*

*	Filed herewith.